UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Darling International Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

251 O’Connor Ridge Boulevard, Suite 300

Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2012

To the Stockholders of Darling International Inc.:

An Annual Meeting of Stockholders of Darling International Inc. (the “Company”) will be held on Tuesday, May 8, 2012, at 10:00 a.m., local time, at the Rosewood Crescent Hotel, 400 Crescent Court, Dallas, Texas 75201, for the following purposes (which are more fully described in the accompanying Proxy Statement):

1.	To elect as directors of the Company the seven nominees named in the accompanying proxy statement to serve until the next annual meeting of stockholders (Proposal 1);

2.	To ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending December 29, 2012 (Proposal 2);

3.	To consider an advisory vote on executive compensation (Proposal 3);

4.	To approve the 2012 Omnibus Incentive Plan (Proposal 4); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof in accordance with the provisions of the Company’s bylaws.

The Board of Directors recommends that you vote to approve Proposals 1, 2, 3 and 4.

The Board has fixed the close of business on March 13, 2012, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

This year we will seek to conserve natural resources and reduce annual meeting costs by electronically disseminating annual meeting materials as permitted under rules of the Securities and Exchange Commission. Many stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access annual meeting materials via the Internet. Stockholders can also request mailed paper copies if preferred.

Your vote is important. You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting, please vote your proxy promptly so your shares are represented. You can vote by Internet, by telephone or by signing, dating and mailing the enclosed proxy.

A copy of our Annual Report for the year ended December 31, 2011 is enclosed or otherwise made available for your convenience.

By Order of the Board,

John F. Sterling
Secretary

Irving, Texas

March 28, 2012

(i)

251 O’Connor Ridge Boulevard, Suite 300

Irving, Texas 75038

PROXY STATEMENT

FOR AN ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2012

This Proxy Statement is provided to the stockholders of Darling International Inc. (“Darling,” “we” or “our company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at an Annual Meeting of Stockholders to be held at the Rosewood Crescent Hotel, 400 Crescent Court, Dallas, Texas 75201, at 10:00 a.m., local time, on Tuesday, May 8, 2012, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy is first being sent or made available to stockholders on or about March 28, 2012. This Proxy Statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the Annual Meeting.

We are asking you to elect the seven nominees identified in this proxy statement as directors of Darling until the next annual meeting of stockholders, to ratify our selection of KPMG LLP as our registered public accounting firm for our fiscal year ending December 29, 2012, to consider an advisory vote on executive compensation and approve our 2012 Omnibus Incentive Plan.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

Our records indicate that you owned your shares of Darling common stock at the close of business on March 13, 2012 (the “Record Date”). You have been sent this Proxy Statement and the enclosed proxy card because Darling is soliciting your proxy to vote your shares of common stock at the Annual Meeting on the proposals described in this Proxy Statement.

What am I voting on?

There are four matters scheduled for a vote:

•	the election of the seven nominees identified in this proxy statement as directors, each for a term of one year (“Proposal 1”);

•	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 29, 2012 (“Proposal 2”);

•	an advisory vote on executive compensation (“Proposal 3”); and

•	the approval of the 2012 Omnibus Incentive Plan (“Proposal 4”).

Who is entitled to vote at the Annual Meeting?

All owners of our common stock as of the close of business on the Record Date are entitled to vote their shares of common stock at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, a total of 117,610,419 shares of common stock are outstanding and eligible to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

The enclosed proxy card or voting instruction card shows the number of shares you are entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with Darling, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, Darling encourages you to vote either by Internet, by telephone or by filling out and returning the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

How do I vote?

Your shares may only be voted at the Annual Meeting if you are present in person or are represented by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure that your shares will be represented. To vote by proxy, complete the enclosed proxy card and mail it in the postage-paid envelope provided, or you may vote by using the telephone or the Internet in accordance with the instructions provided on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

You may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our Secretary, submission of a properly executed later-dated proxy or by timely voting by ballot at the Annual Meeting. Voting by proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. Attendance at the Annual Meeting will not by itself constitute a revocation of your proxy — you must vote at the Annual Meeting.

If your shares are held in the name of a brokerage firm, bank, dealer or other similar organization that holds your shares in “street name,” you will receive instructions from that organization that you must follow in order for your shares to be voted.

All shares that you are entitled to vote and that are represented by a properly-completed proxy received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly deliver your proxy but fail to indicate how your shares should be voted, the shares represented by your proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and in the discretion of the persons named in the proxy as proxy appointees as to any other matter that may properly come before the Annual Meeting.

Who may attend the Annual Meeting?

All stockholders that were stockholders of Darling as of the Record Date, or their authorized representatives, may attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are held in the name of a brokerage firm, bank, dealer or other similar organization that holds your shares in “street name” and you plan to attend the Annual Meeting, you should bring proof of ownership to the Annual Meeting, such as a bank or brokerage account statement, to ensure your admission.

How will votes be counted?

The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares entitled to vote, is represented in person or by proxy. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), absent instructions from the beneficial owners, banks and brokers who hold shares in street name for beneficial owners have the authority to vote on routine corporate matters. The ratification of the selection of our independent registered public accounting firm is considered to be a routine matter, while the election of directors, the advisory vote on executive compensation and the approval of the 2012 Omnibus Incentive Plan are not.

Proposal 1. With respect to the nominees for director listed under “Proposal 1 — Election of Directors,” to be elected, each nominee must receive a majority of all votes cast (assuming a quorum is present) with respect to that nominee’s election. A majority of votes cast means that the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election. Each nominee receiving more votes for his election than votes against his election will be elected. In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. Broker “non-votes” will not be counted as a vote cast with respect to a nominee and will therefore not affect the outcome of the vote on Proposal 1.

Proposal 2. With respect to Proposal 2 — “Ratification of Selection of Independent Registered Public Accountant,” the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote is required for approval of this item. You may vote “FOR,” “AGAINST” or “ABSTAIN”. If you abstain from voting, it will have the same effect as a vote against this item. Your broker (or another organization that holds your shares for you) may exercise its discretionary authority to vote your shares in favor of Proposal 2.

Proposal 3. With respect to Proposal 3 — “Advisory Vote on Executive Compensation,” the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote is required for approval of this item. You may vote “FOR,” “AGAINST” or “ABSTAIN”. If you abstain from voting, it will have the same effect as a vote against this item. Your broker (or another organization that holds your shares for you) does not have discretionary authority to vote your shares with regard to Proposal 3. Therefore, if your shares are held in the name of a brokerage firm, bank, dealer or similar organization that provides a proxy to us, and the organization has not received your instructions as to how to vote your shares on this proposal, your shares will be counted as if you had voted against Proposal 3.

Proposal 4. With respect to Proposal 4 — “Approval of the 2012 Omnibus Incentive Plan,” the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote is required for approval of this item. You may vote “FOR,” “AGAINST” or “ABSTAIN”. If you abstain from voting, it will have the same effect as a vote against this item. Your broker (or another organization that holds your shares for you) does not have discretionary authority to vote your shares with regard to Proposal 4. Therefore, if your shares are held in the name of a brokerage firm, bank, dealer or similar organization that provides a proxy to us, and the organization has not received your instructions as to how to vote your shares on this proposal, your shares will be counted as if you had voted against Proposal 4.

Although the advisory vote on Proposal 3 is non-binding, as provided by law, our Board will review the results of the vote and will take it into account in making future decisions regarding executive compensation.

Who will count the votes?

Our transfer agent, Computershare Investor Services, will tally the vote and will serve as inspector of election at the Annual Meeting.

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?

Securities and Exchange Commission (“SEC”) rules allow companies to provide stockholders with access to proxy materials over the Internet rather than mailing the materials to stockholders. To conserve natural resources and reduce costs, we are sending to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice provides instructions for accessing the proxy materials on the website referred to in the Notice or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future annual meetings in printed form by mail or electronically by email.

How are proxies being solicited and who will pay for the solicitation of proxies?

We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse these organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies. We will also use the services of the proxy solicitation firm of Georgeson Inc. to assist in the solicitation of proxies. For these services, we will pay a fee that is not expected to exceed $7,500, plus out-of-pocket expenses.

Who can help answer my other questions and to whom should I send a request for copies of certain material?

If you have more questions about voting, wish to obtain another proxy card or wish to receive a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 without charge, you should contact:

Brad Phillips

Treasurer

Darling International Inc.

251 O’Connor Ridge Boulevard, Suite 300

Irving, Texas 75038

Telephone: 972.717.0300 Fax: 972.281.4449

E-mail: ir@darlingii.com

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to Be Held on May 8, 2012

The Proxy Statement and the 2011 Annual Report to security holders are available at

www.edocumentview.com/DAR

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware, our restated certificate of incorporation, as amended, and our amended and restated bylaws, our business, property and affairs are managed under the direction of the Board.

Independent Directors

The Board has determined that each of its current non-employee directors, O. Thomas Albrecht, D. Eugene Ewing, Charles Macaluso, John D. March, Michael Rescoe and Michael Urbut meet the independence requirements of the NYSE and the SEC.

Meetings of the Board

During the fiscal year ended December 31, 2011, the Board held four regular meetings and three special meetings. Each of the directors attended at least 75% of all meetings held by the Board and all meetings of each committee of the Board on which the applicable director served during the fiscal year ended December 31, 2011.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board as a whole, or to individual directors, may write them: c/o Secretary, Darling International Inc., P.O. Box 141481, Irving, Texas 75014-1481. All communications sent to this address will be shared with the Board, or the Lead Director, if so addressed.

It is a policy of the Board to encourage directors to attend each annual meeting of stockholders. The Board’s attendance allows for direct interaction between stockholders and members of the Board. All of our directors attended our 2011 annual meeting of stockholders.

Board Leadership Structure

Randall C. Stuewe, our Chief Executive Officer, serves as our Chairman of the Board pursuant to his employment agreement. As further discussed below, our company has an empowered independent Lead Director who is elected annually by our Board. We believe that the combined role of Chairman and Chief Executive Officer, together with an empowered independent Lead Director, is the optimal Board structure to provide independent oversight and hold management accountable while ensuring that our company’s strategic plans are pursued to optimize long-term shareholder value.

Because the Chairman of the Board is also the Chief Executive Officer, the Board has designated an independent director to serve as Lead Director to enhance the Board’s ability to fulfill its responsibilities independently. The Board appointed Mr. Macaluso as lead director. The Lead Director’s role includes:

•	convening and chairing meetings of the non-employee directors as necessary from time to time;

•	coordinating the work and meetings of the standing committees of the board;

•	acting as liaison between directors, committee chairs and management; and

•	serving as an information resource for other directors.

Our Lead Director’s responsibilities and authorities are more specifically described in our Corporate Governance Guidelines.

The Board’s Role in Risk Oversight

The Board and each of its committees are involved in overseeing risk associated with our company. In its oversight role, the Board annually reviews our company’s strategic plan, which addresses, among other things, the risks and opportunities facing our company. While the Board has the ultimate oversight responsibility for the risk management process, it has delegated certain risk management oversight responsibilities to the Board committees. One of the primary purposes of the audit committee, as set forth in its charter, is to act on behalf of the Board in fulfilling its responsibilities to oversee company processes for the management of business/financial risk and for compliance with applicable legal, ethical and regulatory requirements. Accordingly, as part of its responsibilities as set forth in its charter, the audit committee is charged with (i) inquiring of management and our company’s outside auditors about significant risks and exposures and assessing the steps management has taken or needs to take to minimize such risks and (ii) overseeing our company’s policies with respect to risk assessment and risk management, including the development and maintenance of an internal audit function to provide management and the audit committee with ongoing assessments of our company’s risk management processes and internal controls. In connection with these risk oversight responsibilities, the audit committee has regular meetings with our company’s management, internal auditors and independent, outside auditors. The nominating and corporate governance committee annually reviews our company’s corporate governance guidelines and their implementation. The compensation committee considers risks related to the attraction and retention of talented senior management and other employees as well as risks relating to the design of compensation programs and arrangements. Each committee provides the Board with regular, detailed reports regarding committee meetings and actions. In addition, our company employs Michael Rath as our Senior Vice President – Fats, Hides, Energy and Chief Risk Officer. Mr. Rath reports directly to our CEO with respect to risk management and provides regular updates and reports to our CEO and Board regarding all of our company’s commodity risk positions.

Committees of the Board

The Board has a standing nominating and corporate governance committee, audit committee and compensation committee.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee currently consists of Messrs. Macaluso (Chairman), Albrecht and Urbut, each of whom is independent under the rules of the NYSE and the SEC. The nominating and corporate governance committee met eight times during the fiscal year ended December 31, 2011. The nominating and corporate governance committee is generally responsible for:

•	identifying, reviewing, evaluating and recommending potential candidates to serve as directors of our company;

•	recommending to the Board the number and nature of standing and special committees to be created by the Board;

•	recommending to the Board the members and chairperson for each Board committee;

•	developing, recommending and annually reviewing and assessing our Corporate Governance Guidelines and Code of Business Conduct and making recommendations for changes to the Board;

•	establishing and annually re-evaluating and recommending to the Board the standards for criteria for membership for, and the process of selection of, new and continuing directors for the Board;

•	communicating with our stockholders regarding nominees for the Board and considering whether to recommend these nominees to the Board;

•

evaluating annually the status of Board compensation in relation to comparable U.S. companies and reporting its findings to the Board, along with its recommendation of general principles to be used in determining the form and amount of director compensation;

•	periodically reviewing corporate governance matters generally and recommending action to the Board where appropriate;

•	reviewing and addressing any potential conflicts of interest of our directors and executive officers;

•	developing criteria for and assisting the Board in its annual self-evaluation;

•	overseeing the annual evaluation of management of our company, including oversight of the evaluation of our Chief Executive Officer by the compensation committee; and

•	overseeing the implementation and interpretation of, and compliance with, our company’s stock ownership guidelines.

The Board has adopted a written charter for the nominating and corporate governance committee.

Audit Committee. The audit committee currently consists of Messrs. Urbut (Chairman), Ewing, March and Rescoe, each of whom is independent under the rules of the NYSE and the SEC. The audit committee continued its long-standing practice of meeting directly with our internal audit staff to discuss the current year’s audit plan and to allow for direct interaction between the audit committee members and our internal auditors. The audit committee met four times during the fiscal year ended December 31, 2011. The audit committee is generally responsible for:

•	appointing, compensating, retaining, directing and overseeing our independent auditors;

•

reviewing and discussing with management and our independent auditors the adequacy of our disclosure controls and procedures and internal accounting controls and other factors affecting the integrity of our financial reports;

•	reviewing and discussing with management and our independent auditors critical accounting policies and the appropriateness of these policies;

•

reviewing and discussing with management and our independent auditors any material financial or non-financial arrangements that do not appear on the financial statements and any related party transactions;

•

reviewing our annual and interim reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports and recommending appropriate action to the Board;

•

discussing our audited financial statements and any reports of our independent auditors with respect to interim periods with management and our independent auditors, including a discussion with our independent auditors regarding the matters to be discussed by Statement of Auditing Standards No. 61 and No. 90;

•	reviewing relationships between our independent auditors and our company in accordance with Independence Standards Board Standard No. 1;

•	inquiring of management and our independent auditors about significant risks or exposures and assessing the steps management has taken to minimize those risks;

•	preparing the report of the audit committee required to be included in our proxy statement; and

•	creating and periodically reviewing our whistleblower policy.

The Board has determined in its own business judgment that all members of the audit committee are financially literate and have financial management expertise. The Board has designated Mr. Urbut, an independent director, as an audit committee financial expert in accordance with the requirements of the NYSE and the SEC.

The Board has adopted a written charter setting out the audit-related functions that the audit committee is to perform.

Please see page 44 of this Proxy Statement for the “Report of the Audit Committee.”

Compensation Committee. The compensation committee currently consists of Messrs. Albrecht (Chairman), Ewing, March and Rescoe, each of whom is independent under the rules of the NYSE and the SEC. The compensation committee met five times during the fiscal year ended December 31, 2011. The compensation committee is generally responsible for:

•	establishing and reviewing our overall compensation philosophy and policies;

•	determining and approving the compensation level of our Chief Executive Officer;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers;

•	evaluating at least annually the performance of our Chief Executive Officer and other executive officers in light of the approved goals and objectives;

•	examining and making recommendations to the Board with respect to the overall compensation program for managerial level employees;

•	reviewing and recommending to the Board for approval new compensation programs;

•	reviewing our incentive compensation, equity-based and other compensation plans and perquisites on a periodic basis;

•	reviewing employee compensation levels generally;

•	drafting and discussing our Compensation Discussion and Analysis required to be included in our annual proxy statement and recommending its inclusion to the Board; and

•	preparing the report of the compensation committee for inclusion in our annual proxy statement.

The Board has adopted a written compensation committee charter setting forth meeting requirements and responsibilities of the compensation committee.

Please see page 26 of this Proxy Statement for the “Compensation Committee Report.”

Code of Business Conduct

The Board has adopted a Code of Business Conduct to which all officers, directors and employees, who for purposes of the Code of Business Conduct are collectively referred to as employees, are required to adhere in addressing the legal and ethical issues encountered in conducting their work. The Code of Business Conduct requires that all employees avoid conflicts of interest, comply with all laws, rules and regulations, conduct business in an honest and fair manner, and otherwise act with integrity. Employees are required to report any violations of the Code of Business Conduct and may do so anonymously by contacting Darling’s independent ombudsman. The Code of Business Conduct includes specific provisions applicable to Darling’s principal executive officer and senior financial officers.

The Code of Business Conduct also addresses our company’s procedures with respect to the review and approval of “related party transactions” that are required to be disclosed pursuant to SEC regulations. The Code of Business Conduct provides that any transaction or activity, in which Darling is involved, with a “related party” (which is defined as an employee’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household of an employee of ours) shall be subject to review by our general counsel so that appropriate measures can be put into place to avoid either an actual conflict of interest or the appearance of a conflict of interest. Any waivers of this conflict of interest policy must be in writing and be pre-approved by our general counsel.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines to further align the interests of our non-employee directors and officers with those of our stockholders. The guidelines provide that our Chief Executive Officer should maintain an investment in Darling common stock that is equal to five times his annual base salary. Our Executive Vice Presidents and named executive officers other than our Chief Executive Officer should each maintain an investment in Darling common stock that is equal to 2.5 times his or her annual base salary. All other participants in the annual long-term incentive component of our executive compensation program should maintain an investment in Darling common stock that is equal to one times his or her annual base salary. Non-employee directors should each maintain an investment in Darling common stock that is equal to five times his or her annual retainer. Each person to which the stock ownership guidelines apply must hold at least 75% of shares received by such person through incentive awards (after sales for the payment of taxes and shares withheld to cover the exercise price of stock options) until such person is in compliance with the stock ownership guidelines referred to above. In determining whether the required investment levels have been met, shares will be valued using the closing price of Darling common stock on the date(s) acquired; however, shares held on March 23, 2011 (the date that the stock ownership guidelines were adopted) will be valued at the closing price of Darling common stock on such date. In addition, under the Company’s policy on securities transactions, each person subject to the stock ownership guidelines is prohibited from engaging in (i) short-term trading (generally defined as selling Company securities within six months following the purchase), (ii) short sales, (iii) transactions involving derivatives or (iv) hedging transactions.

Governance Documents

Copies of the Corporate Governance Guidelines, the Board committee charters and the Code of Business Conduct are available on our website at http://www.darlingii.com/investors.aspx. Stockholders may request copies of these documents free of charge by writing to Darling International Inc., 251 O’Connor Ridge Blvd., Suite 300, Irving, Texas 75038, Attn: Investor Relations.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2011, Messrs. Albrecht, Ewing, March and Rescoe, as well as former directors C. Dean Carlson and Marlyn Jorgensen, served on the compensation committee. Mr. Carlson retired as a member of the Board on March 25, 2011, and Mr. Jorgensen retired as a member of the Board when his term on the Board expired on May 10, 2011. No compensation committee member (i) was an officer or employee of Darling, (ii) was formerly an officer of Darling or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions. During the fiscal year ended December 31, 2011, we had no “interlocking” relationships in which (i) an executive officer of Darling served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of Darling, (ii) an executive officer of Darling served as a director of another entity, one of whose executive officers served on the compensation committee of Darling, or (iii) an executive officer of Darling served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Darling.

PROPOSAL 1 — ELECTION OF DIRECTORS

Introduction

Our current Board consists of seven members. The nominating and corporate governance committee recommended and the Board approved the nomination of the following seven nominees for election as directors at the Annual Meeting: O. Thomas Albrecht, D. Eugene Ewing, Charles Macaluso, John D. March, Michael Rescoe, Randall C. Stuewe and Michael Urbut.

At the Annual Meeting, the nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees become unable or unwilling to stand for election as a director (an event not now anticipated by the Board), proxies will be voted for a substitute as designated by the Board. The following table sets forth the age, principal occupation and certain other information for each of the nominees for election as a director.

Name	Age	Principal Occupation
Randall C. Stuewe	49

Mr. Stuewe has served as our Chairman and Chief Executive Officer since February 2003. From 1996 to 2002, Mr. Stuewe worked for ConAgra Foods, Inc. as executive vice president and most recently as president of Gilroy Foods. Prior to serving at ConAgra Foods, he spent twelve years in management, sales and trading positions at Cargill, Incorporated.

Mr. Stuewe brings a seasoned set of management and operating skills to Darling’s Board. The Company believes Mr. Stuewe’s 25 plus years of experiences at various agriculture processing businesses qualifies him to be both Chairman and Chief Executive Officer.

O. Thomas Albrecht	65

Mr. Albrecht was employed by McDonald’s Corporation from 1977 until his retirement in March 2001. Most recently, from 1995 until March 2001, Mr. Albrecht served as a senior vice president and chief purchasing officer of McDonald’s Corporation. From March 2007 until October 2010, Mr. Albrecht served as President of R&J Construction Supply, Inc. Mr. Albrecht has served as a director of our company since May 2002.

Mr. Albrecht brings an array of talents and experiences from his long tenure at McDonald’s Corporation, a world leader in the food service industry. A proven senior executive, Mr. Albrecht provides a wealth of experience, both domestic and internationally, in areas such as supply and vendor management and strategic planning and implementation. Mr. Albrecht serves as Chairman of our compensation committee and brings a thorough understanding of compensation systems necessary to retain and attract talent.

Name	Age	Principal Occupation
D. Eugene Ewing	63

Mr. Ewing has been the managing member of Deeper Water Consulting, LLC, a private wealth and business consulting company since March, 2004. Previously, Mr. Ewing was with the Fifth Third Bank. Prior to that, Mr. Ewing was a partner in Arthur Andersen LLP. Mr. Ewing currently serves as a director of Compass Diversified Holdings (NYSE: CODI), where he serves as chairman of the audit committee and as a member of the compensation committee. Mr. Ewing is on advisory boards for the business schools at Northern Kentucky University and the University of Kentucky. Mr. Ewing is also a director of a private trust company located in Wyoming. Mr. Ewing has served as a director of our company since May 2011.

As a former partner with a respected independent registered accounting firm and with over 30 years of business planning and transaction experience in a wide variety of industries and circumstances, Mr. Ewing brings to our Board a substantial level of experience with and understanding of complex accounting, reporting and taxation issues, SEC filings and corporate merger and acquisition transactions. He also brings a focus on and experience in long term succession issues for corporate management.

Charles Macaluso	68

Since 1998, Mr. Macaluso has been a principal of Dorchester Capital, LLC, a management consulting and corporate advisory service firm focusing on operational assessment, strategic planning and workouts. From 1996 to 1998, he was a partner at Miller Associates, Inc., a workout, turnaround partnership focusing on operational assessment, strategic planning and crisis management. Mr. Macaluso currently serves as a director of the following companies: Lazy Days RV SuperCenters, Inc., where he serves on the audit and compensation committees; GEO Specialty Chemicals, where he serves as the chairman of the board; Global Power Equipment Group Inc. (NASDAQ: GLPW), where he serves as chairman of the board; Woodbine Acquisition Corp., where he serves on the audit and compensation committees; and Pilgrim’s Pride Corporation (NYSE: PPC), where he serves on the audit committee. Mr. Macaluso has served as a director of our company since May 2002.

Mr. Macaluso brings substantial experience from both private equity and public company exposure. His extensive experience serving on the boards of directors

Name	Age	Principal Occupation
		of numerous public companies brings to our Board valuable experience in dealing with the complex issues facing boards of directors today and makes him duly qualified to serve as our Lead Director.

John D. March	64

Mr. March was employed by Cargill, Incorporated from 1971 until his retirement in December 2007, where he held a variety of managerial positions throughout his career. Most recently, from January 2000 until December 2007, Mr. March served as Corporate Vice President Platform Leader – Cargill Grain and Oilseed Supply Chain; Cargill Food Ingredients – North America. Mr. March currently serves as a director of BioFuel Energy Corp. (NASDAQ: BIOF), where he serves on the compensation and risk committees. Mr. March has served as a director of our company since March 2008.

Through his long tenure at Cargill, Incorporated, a world leading producer and marketer of food, agricultural, financial and industrial products and services, Mr. March brings our Board tenured executive experience in global agriculture, food ingredients, biofuels and fats and oils.

Michael Rescoe	59

Mr. Rescoe served as executive vice-president and chief financial officer of Travelport Ltd. (travel services), a privately held company, from November 2006 until October 2009. He served as executive vice president and chief financial officer of the Tennessee Valley Authority, a federal corporation that is the nation’s largest public power provider, from July 2003 until November 2006. Mr. Rescoe was a senior officer and the chief financial officer of 3Com Corporation, a global technology manufacturing company specializing in Internet connection technology for both voice and data applications, from April 2000 until November 2002. During 1999 and 2000, Mr. Rescoe was associated with Forstman Little, a leveraged buyout firm. Prior thereto, Mr. Rescoe was chief financial officer of PG&E Corporation, a power and natural gas energy holding company, from 1997. For over a dozen years prior to that Mr. Rescoe was a senior investment banker with Kidder, Peabody and a senior managing director of Bear Stearns specializing in strategy and structured financing. From December 2003 until October 2011, Mr. Rescoe served as a director of Global Crossing Ltd. (NASDAQ: GLBC), where he served as chairman of the audit committee. Mr. Rescoe has served as a director of our company since May 2011.

Mr. Rescoe’s strong financial background provides

Name	Age	Principal Occupation
		financial expertise to the Board, including a deep understanding of financial statements, corporate finance, accounting and capital markets.

Michael Urbut	63

Mr. Urbut served as a director of FSB Global Holdings, Inc. or its predecessor Fresh Start Bakeries, Inc. from 1999 until 2010, during which time he served as chair of its audit committee. Previous to 1999, Mr. Urbut worked in various management capacities at several foodservice-related companies. Mr. Urbut has served as a director of our company since May 2005.

Mr. Urbut brings extensive experience as an executive in the foodservice and rendering industries. In addition, Mr. Urbut has spent a significant portion of his professional career as a financial executive. Mr. Urbut’s financial certification and education along with his current and past experiences as a Chief Financial Officer qualify him to be the Chairman of our audit committee and to serve as its financial expert.

Director Nomination Process

The Board is responsible for approving nominees for election as directors. To assist in this task, the Board has designated a standing committee, the nominating and corporate governance committee, which is responsible for reviewing and recommending nominees to the Board. This committee is comprised solely of independent directors as defined by the rules of the NYSE and the SEC.

The Board has a policy of considering director nominees recommended by our stockholders. A stockholder who wishes to recommend a prospective board nominee for the nominating and corporate governance committee’s consideration can write to the Nominating and Corporate Governance Committee, c/o Secretary, Darling International Inc., P.O. Box 141481, Irving, Texas 75014-1481. In addition to considering nominees recommended by stockholders, our nominating and corporate governance committee also considers prospective board nominees recommended by current directors, management and other sources. Our nominating and corporate governance committee evaluates all prospective board nominees in the same manner regardless of the source of the recommendation.

As part of the nomination process, our nominating and corporate governance committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. This assessment includes issues of judgment, diversity, experience and skills. In evaluating prospective nominees, including nominees recommended by stockholders, our nominating and corporate governance committee looks for the following minimum qualifications, qualities and skills:

•	highest personal and professional ethics, integrity and values;

•	outstanding achievement in the individual’s personal career;

•	breadth of experience;

•	ability to make independent, analytical inquiries;

•	ability to contribute to a diversity of viewpoints among board members;

•	willingness and ability to devote the time required to perform board activities adequately (in this regard, the committee will consider the number of other boards of directors on which the individual serves); and

•	ability to represent the total corporate interests of our company (a director will not be selected to, nor will he or she be expected to, represent the interests of any particular group).

As set forth above, our nominating and corporate governance committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race, national origin and gender. The committee considers its current practice to be effective in identifying nominees for director who are able to contribute to the Board from diverse points of view.

Stockholders who wish to submit a proposal for inclusion of a nominee for director in our proxy materials must also comply with the deadlines and requirements of our bylaws and of Rule 14a-8 promulgated by the SEC. Please see “Additional Information” in this Proxy Statement for more information regarding the procedures for submission by a stockholder of a director nominee or other proposals.

In connection with our acquisition of Griffin Industries, Inc. (“Griffin”) in December 2010, we entered into an agreement with the selling shareholders in that transaction who received shares of our common stock as part of the purchase price that gives such shareholders the right to nominate (i) a total of two directors to the Board for so long as such shareholders maintain 6% or more ownership of our common stock and (ii) one director to the Board for so long as such shareholders maintain more than 3%, but less than 6%, ownership of our common stock. In May 2011, such shareholders held less than 6% of our common stock, and therefore had the right to designate one director. Such shareholders designated D. Eugene Ewing as their nominee to the Board, and our stockholders elected him to the Board at our 2011 annual meeting. The Board has nominated Mr. Ewing for re-election at the Annual Meeting. Mr. Ewing has no arrangement or understanding with such shareholders with regard to how he will cast his vote on any given matter and is expected to act in the total corporate interests of our company.

Required Vote

To be elected, each nominee for director must receive a majority of all votes cast (assuming a quorum is present) with respect to that nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” each of the nominees set forth in Proposal 1.

OUR MANAGEMENT

Executive Officers and Directors

Our executive officers and directors, their ages and their positions as of March 13, 2012, are as follows. Our executive officers serve at the discretion of the Board.

Name	Age	Position
Randall C. Stuewe	49	Chairman of the Board and Chief Executive Officer
Robert A. Griffin	59	President – Griffin Industries
John O. Muse	63	Executive Vice President – Finance and Administration
Neil Katchen	66	Executive Vice President – Co-Chief Operations Officer
Martin W. Griffin	53	Executive Vice President – Co-Chief Operations Officer
John F. Sterling	48	Executive Vice President – General Counsel and Secretary
O. Thomas Albrecht (2) (3)	65	Director
D. Eugene Ewing (1) (2)	63	Director
Charles Macaluso (3)	68	Director
John D. March (1) (2)	64	Director
Michael Rescoe (1) (2)	59	Director
Michael Urbut (1) (3) (4)	63	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	In accordance with requirements of the SEC and the NYSE listing requirements, the Board has designated Mr. Urbut as an audit committee financial expert.

For a description of the business experience of Messrs. Stuewe, Albrecht, Ewing, Macaluso, March, Rescoe and Urbut, see “Proposal 1 — Election of Directors.”

Robert A. Griffin has served as President — Griffin Industries since December 17, 2010. Mr. Griffin served as President of Griffin Industries, Inc. from 2006 until its merger with our company on December 17, 2010. He has extensive experience in the areas of raw material procurement and plant operations. Mr. Griffin is also actively involved with the National Renderers Association and the Fats and Proteins Research Foundation.

John O. Muse has served as our Executive Vice President — Finance and Administration since February 2000. From October 1997 to February 2000, he served as Vice President and Chief Financial Officer. Prior to that, he was Vice President and General Manager at Consolidated Nutrition, L.C. from 1994 to 1997. He also held the position of Vice President of Premiere Technologies, a wholly-owned subsidiary of Archer-Daniels Midland Company from 1992 to 1994. From 1971 to 1992, Mr. Muse was Assistant Treasurer and Assistant Secretary at Central Soya Company, Inc.

Neil Katchen has served as our Executive Vice President — Co-Chief Operations Officer since December 2010. Mr. Katchen has been an Executive Vice President of our company since November 2001. From November 2001 to December 2010, he served under the titles of Executive Vice President – Operations and Executive Vice President — Chief Operating Officer, Retail and Service. From October 1997 to November 2001, he served as Vice President of our Eastern Region.

Martin W. Griffin has served as Executive Vice President — Co-Chief Operations Officer since December 17, 2010. Mr. Griffin served as Chief Operating Officer of Griffin Industries, Inc. from 2006 until its merger with our company on December 17, 2010. He has extensive experience in raw material procurement and plant operations. Mr. Griffin is involved in several state associations within the industry as well as the Fats and Proteins Research Foundation and the National Renderers Association.

John F. Sterling has served as our Executive Vice President — General Counsel and Secretary since August 2007. From 1997 to July 2007, Mr. Sterling worked for Pillowtex Corporation, where he served as Vice President, General Counsel and Secretary since 1999. Pillowtex Corporation filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code on July 30, 2003.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview of Darling’s Compensation Program

The compensation committee (for purposes of this analysis, the “committee”) of the Board oversees various executive and employee compensation plans and programs. It also has responsibility for continually monitoring these plans and programs to ensure that they adhere to our company’s compensation philosophy and objectives. The committee determines the appropriate compensation levels of all executives, including the named executive officers whose compensation is discussed below, taking into account all forms of compensation, including retirement and post-retirement benefits and fringe benefits. In determining various long-term and short-term compensation components, the committee considers our company’s performance, the industry in which we operate, the current operating environment, relative shareholder return and market compensation for similarly-situated executives. Beginning with fiscal 2012, the committee will also consider the most recent stockholder advisory vote on executive compensation when reviewing our executive compensation program. The Committee’s goal is to balance short-term and long term-compensation to provide fair near-term compensation while aligning executive pay with long-term shareholder value, while avoiding structures that would encourage excessive risk taking. The committee believes that the total compensation paid to the Chief Executive Officer, Executive Vice President – Finance and Administration (our principal financial officer) and the other named executive officers should be fair, reasonable and competitive, taking the above factors into account. Throughout this Proxy Statement, our Chief Executive Officer and Executive Vice President–Finance and Administration, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”

The committee also evaluates and makes recommendations to the Board regarding our officer and director compensation plans, policies and programs, and reviews benefit plans for officers and employees. The committee’s charter, which can be found on our website at http://www.darlingii.com/Investors.aspx, reflects the above-mentioned and other responsibilities. The committee and the Board periodically review and, as appropriate, revise the charter.

The committee’s membership is determined by the Board and is composed entirely of independent directors, as defined under SEC rules and the listing standards of the NYSE. Additionally, each member of the committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The committee meets as often as appropriate, but not less than twice annually, and it may also consider and take action by written consent. Mr. Albrecht, the committee chairman, reports on committee actions and recommendations from time to time at Board meetings. In addition, the committee has the authority to engage the services of outside advisers, experts and others to assist the committee.

In fiscal 2011, the committee was again particularly mindful of the U.S. and world economies and the sensitivities of the public (including our stockholders) to compensation awards that are not tied to performance. In addition, the committee had discussed with the Board and our executives our continued emphasis on conservative management and our compensation philosophy, which is designed to minimize excessive risk-taking by allocating a significant portion of executive compensation to long-term incentives, as discussed more fully below. The committee notes that despite a challenging economy our company had its best financial performance in its history in fiscal 2011, posting $1.8 billion in net sales, up from $724.9 million in fiscal 2010, and net income of $169.4 million, up from $44.2 million in fiscal 2010. Much of this increase reflects our company’s successful integration during fiscal 2011 of Griffin Industries LLC, which our company acquired in December 2010. The acquisition has expanded our nationwide footprint, diversified our rendering raw materials operations with the addition of Griffin’s poultry by-products operations, expanded our operations into the bakery waste recycling business and expanded our portfolio of finished products beyond commodity products to include value-added, premium and brand name products in established industries, such as pet food and aquaculture. Furthermore, in fiscal 2011 our company continued to successfully execute on its joint venture with Valero Energy Corporation (“Valero”) to design, engineer, construct and operate a renewable diesel plant, which will be capable of producing approximately 9,300 barrels per day of renewable diesel fuel and certain other co-products, to be located adjacent to Valero’s refinery in Norco, Louisiana. The joint venture is in the process of constructing the facility, with a targeted startup date of late 2012 or early 2013.

Development of 2011 Executive Compensation Program, Including Use of Consultant. During fiscal 2004, pursuant to the independent authority provided in its charter, the committee first engaged Aon Hewitt (“Hewitt”), an outside global human resources consulting firm, to review executive compensation and our company’s incentive programs. The committee, together with Hewitt, developed the Darling International Inc. 2004 Omnibus Incentive Plan (the “2004 Omnibus Plan”), which our stockholders subsequently approved. The performance measures set forth in the 2004 Omnibus Plan were reapproved by our stockholders on May 11, 2010. Under the 2004 Omnibus Plan, the committee has the discretion to create additional “subplans.” The committee periodically reviews our comprehensive executive compensation program to ensure that it remains competitive and is providing the proper mix of cash, equity and long-term and short-term incentive compensation for our executives. During the review, the committee also analyzes its compensation philosophy and considers refinements to ensure continuing alignment of the elements of the program with stockholder interests. In addition, beginning with fiscal 2012, the Committee will also consider the most recent stockholder advisory vote on executive compensation when reviewing our executive compensation program. The committee continues to consult with Hewitt from time to time in connection with its periodic reviews and refinements of our compensation programs (including those for our outside directors). For fiscal 2011, to ensure that the amounts paid to our executives come within the committee’s stated compensation objectives, the committee engaged Hewitt to assist the committee in reviewing company pay programs, setting compensation opportunities for fiscal 2011 and reviewing pay outcomes based on 2011 financial performance. A particular point of emphasis for the committee in 2011 was to ensure that our company’s compensation programs remained competitive and provided the proper mix of cash, equity and long-term and short-term incentive compensation for our executives in light of the Griffin acquisition and its resulting impact on the size and complexity of our company’s business. As a result of this review, Hewitt made various recommendations to the committee for refinements to our company’s executive compensation program. On February 3, 2011, the committee adopted a 2011 Amended and Restated Executive Compensation Program Policy Statement (the “2011 Compensation Policy”), which superseded the prior compensation policies for fiscal 2011 and beyond. The committee used the 2011 Compensation Policy as guidance in approving the base compensation, long-term incentive program and annual incentive program for 2011 executive compensation that is more fully described below. The 2011 Compensation Policy modified the prior year compensation policy by, among other things, (i) using additional financial measures to determine peer companies, thereby better reflecting the enhanced size of our company, (ii) changing certain target and actual award thresholds and caps to reflect the substantially increased size and complexity of our company, (iii) implementing stock ownership guidelines for our senior executives and directors and (iv) changing the mix of equity awarded to non-employee directors (eliminating the use of stock option grants). With respect to the newly acquired Griffin operations, due to the timing of the acquisition which did not close until mid-December 2010, the committee determined not to include the Griffin employees, including executives and other members of management, in the executive compensation program described herein for fiscal 2011. Instead, the committee determined that for fiscal 2011 such Griffin employees would continue to participate in a compensation program consistent with Griffin’s past practices. For executives and other members of management of Griffin, including Robert Griffin and Martin Griffin, this included a discretionary bonus opportunity based upon the performance of the company. Neither Hewitt nor its affiliate, Aon Corporation, provided services to our company during fiscal 2011 outside the scope of executive compensation.

Development of 2012 Executive Compensation Program. For fiscal 2012, the Committee again used the 2011 Compensation Policy as guidance in approving the base compensation, long-term incentive program and annual incentive program for 2012 executive compensation. In the process of determining to continue to adhere to the 2011 Compensation Policy, the Committee considered the support given by our stockholders in approving our company’s executive compensation program at our annual meeting held in May 2011.

Compensation Program Objectives

The committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals and to align executives’ interests with those of our stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value over time. In addition, the committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives at companies similar to us. To achieve these objectives, the committee believes that executive compensation packages provided by our company to our executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals. The executive compensation program is designed to encourage executive officers to pursue strategies that serve the interests of our company and stockholders, and to guard against excessive risk taking by our executives.

Setting Executive Compensation

Based on the foregoing objectives, the committee has structured our company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the board-approved business goals set by our company early in the fiscal year and to reward the executives for achieving those goals. Moreover, each year the committee reviews the executive compensation policies to ensure a continued nexus between executive compensation and the creation of stockholder value. Therefore, each executive’s compensation is linked directly to our company’s performance through our use of a compensation structure that rewards exceptional performance, based upon the achievement of pre-established financial and operational goals and individual management objectives. The committee considers both long-term and near-term strategic and financial objectives in designing our company’s overall compensation programs. Each element of the program is addressed in the context of competitive conditions. In determining competitive compensation levels, the committee considers annual guidance from Hewitt, particularly analysis provided by Hewitt with respect to total compensation and each element of compensation for executives at comparable companies, and reviews of executive compensation paid by comparably-sized public companies. These comparable companies are selected annually by a third party consulting firm and include general industrial companies that have similar total revenue, gross profit, EBITDA margin (earnings before interest, taxes, depreciation and amortization divided by revenue), net income and market capitalization and/or compete with our company for management talent. Although there typically may be overlap among the comparison group used in respect of the base salary element, the annual incentive bonus element and the long term incentive element, the actual companies in the applicable comparison groups may differ based on guidance from the consulting firm. In the course of its review of our executive compensation program for fiscal 2011, Hewitt considered the appropriate basis for comparison to be used for this analysis, taking into consideration the lack of any publicly traded direct competitors and our company’s business complexities, including the cyclical nature of our business due to the volatility in commodity prices, over which our company has no control. As a result, in developing the executive compensation program for fiscal 2011, Hewitt recommended, and the Committee adopted, the use of two separate comparison groups in the analysis of our executive compensation program. With respect to a market assessment of the total compensation paid to our executives, the comparison group was comprised of a group of 59 companies. The market data was developed and analyzed using regression analysis, based on our company’s then applicable annual revenue of $1.3 billion. Regression analysis was used to ensure pay data from larger companies did not overstate the competitive market for a company our size. With respect to the setting of performance standards, the comparison group was comprised of a group of 100 companies.

The committee compares numerous elements of executive compensation (i.e., base salaries, annual incentive compensation, long-term incentive compensation, retirement benefits and certain material perquisites) to establish whether our company’s proposed compensation programs are competitive with those offered by comparable companies. The committee generally sets total target compensation for the named executive officers at or near the 50th percentile of total compensation paid to similarly situated executives at comparison companies. Variations from the 50th percentile level may occur, as dictated by the experience level of the individual and market factors. Further, the 50th percentile compensation target may be exceeded for a year in which performance significantly exceeds goals. For fiscal 2011, the committee believes that the total target compensation set for the named executive officers was at or near the 50th percentile of total compensation paid to similarly situated executives at comparison companies.

A significant percentage of total compensation is allocated to incentive compensation that rewards exceptional performance as a result of the objectives mentioned above. The committee reviews information provided by Hewitt annually to determine the appropriate level and mix of incentive compensation. Incentive compensation is paid as a result of the performance of our company and/or the individual, depending on the type of award, compared to established goals. Although performance levels are established at levels that are reasonably obtainable, executive officers must attain better than expected planned performance in order to earn a significant percentage of available incentive compensation and no incentive based compensation will be paid for years in which we do not obtain the pre-established performance goals.

Role of Executive Officers in Compensation Decisions

The committee makes all compensation decisions for the named executive officers. The Chief Executive Officer annually reviews the performance of each named executive officer (other than himself, as his performance is reviewed by the committee). The conclusions reached by the Chief Executive Officer and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the committee. The committee then exercises its discretion in modifying any recommended adjustments or awards to executives.

Elements of Compensation for Fiscal 2011

For fiscal 2011, the elements of compensation for the named executive officers were:

•	base salary;

•	annual incentive bonus;

•	long-term incentive compensation;

•	2010 special incentive program (relating to the Griffin acquisition);

•	retirement benefits; and

•	perquisites and other personal benefits.

In addition, the employment agreement with our Chief Executive Officer and Senior Executive Termination Benefits Agreements with the other named executive officers provide for potential payments upon termination of employment for a variety of reasons. Each of the elements of our company’s executive compensation program for fiscal 2011 is discussed in the following paragraphs.

Base Salary. Our company provides named executive officers and other employees with a base salary to compensate them for services rendered during each fiscal year. Base salary ranges for named executive officers are determined for each executive based on his position and responsibility by using market data supplied by Hewitt. Base pay is designed to be competitive when compared with comparison companies. The committee periodically reviews base salaries of senior executives to determine if adjustment is necessary based on competitive practices and economic conditions. Base salary for senior executives will also be reviewed and adjustment may be made based on individual performance and the individual’s skills, experience and background.

Annual Incentive Bonus. The 2011 Compensation Policy provides for an annual incentive bonus opportunity for each of our executives, including the named executive officers (other than Robert Griffin and Martin Griffin as discussed above). In determining the amount of the target annual incentive bonus under the 2011 Compensation Policy, the committee considered several factors, including the desire to ensure that a substantial portion of potential total compensation is performance based, trends and compensation practices at comparison companies, as well as general information on “best practices” among high-performing companies.

In the 2011 Compensation Policy, the committee established the target components of the annual incentive bonus with specific elements in both financial and business objective areas. The financial objective component of the annual incentive bonus is based on our company’s yearly return on gross investment (or ROGI), which is defined as earnings before interest, taxes, depreciation and amortization divided by the sum of total assets plus accumulated depreciation minus other liabilities (other than those incurred to financing institutions, indebtedness issued to institutional investors and indebtedness registered under the Securities Act of 1933, as amended (the “Securities Act”)), including, but not limited to, accounts payable, accrued expenses, pension liabilities, other non-current liabilities and deferred income taxes. The committee has the ability to adjust annual ROGI based on extraordinary events. The business objective component of the annual incentive bonus is predicated on both our company’s achievement of a minimum ROGI target and a program participant’s achievement of specific strategic, personal and operational goals (“SOPs”). A program participant may receive between 0% and 300% of his target payout with respect to the SOPs component depending on such participant’s performance for the fiscal year. Each program participant must achieve a minimum of 75% of his SOPs to receive any payout for the business component of the annual incentive bonus. Incentive compensation earned under each component is calculated independently and then aggregated to determine the total amount of a participant’s annual incentive bonus. Assuming our company’s achievement of 100% of targeted ROGI and the participant’s achievement of 100% of his SOPs, the financial objective component would make up 75% and the business objective component would make up 25% of a participant’s total annual incentive bonus. The committee set incentive award levels with reference to competitive conditions and to motivate executives by providing substantial bonus payments for the achievement of both our company’s and individual goals.

The committee selected ROGI as the relevant company financial goal in the 2011 Compensation Policy because the committee believes that a ROGI financial goal will better reflect our Board’s current and long-term strategic and financial objectives by evaluating our company’s relative performance to a comparison group over an extended period of time.

The SOPs were established based on objective factors. The types and relative importance of the SOPs varied among our executives depending upon their positions and the particular operations or functions for which they were responsible and included:

•	achieving pre-established levels of selling, general and administrative expenses;

•	achieving certain per unit operating costs;

•	achieving sales growth;

•	achieving safety goals; and

•	achieving certain strategic initiatives.

Following the end of the year, the committee analyzed each executive’s performance to determine to what extent the SOPs were met during the year. Following a recommendation from our Chief Executive Officer (except as to himself), the committee determined a payout percentage for each executive participant, including the Chief Executive Officer, based on its assessment of the achievement of these goals.

Pursuant to the 2011 Compensation Policy, a program participant will receive 100% of his target payout with respect to the financial measure component of the annual incentive award if our company attains an annual ROGI for the fiscal year equal to the 50th percentile of comparison companies (target ROGI) as calculated by Hewitt. For fiscal 2011, Hewitt calculated target ROGI as 14.2%. In addition, in accordance with the terms of the 2011 Compensation Policy, the committee also set a threshold and maximum ROGI for each program participant between which the participant would receive a percentage of target payout between 25% (for achievement at the 25th percentile of the comparison companies) and 300% (for achievement at or above the 80th percentile of the comparison companies) depending on the actual ROGI achieved. Each program participant is eligible for receipt of the SOPs component of the annual incentive award upon our company’s ROGI achievement at or above the 25th percentile of the comparison companies and achievement of at least 75% of the SOPs. The threshold, target and maximum annual incentive bonus opportunity for each of the participating named executive officers is shown in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column of the fiscal year 2011 Grants of Plan Based Awards Table included elsewhere in this Proxy Statement.

Our company achieved the maximum ROGI level for fiscal 2011, and, therefore, the maximum annual incentive bonus was awarded to each of the participating named executive officers. The amount of the bonus for each participating named executive officer is included in the Non-Equity Incentive Plan Compensation column of the fiscal year 2011 Summary Compensation Table included elsewhere in this Proxy Statement.

Long-Term Incentive Compensation. The principal purpose of the long-term incentive portion (“LTIP”) of our executive compensation program is to encourage our executives to enhance the value of our company and, hence, the price of our company’s stock and the stockholders’ return over time. The long-term incentive component of the compensation system is also designed to create retention incentives for the individual and to provide an opportunity for increased equity ownership by executives through the granting of long-term equity based awards. We also believe that long-term equity based awards disincentivize excessive risk-taking by our executives by aligning our executives’ interests with our company’s and our stockholders’ long-term interests. Under the 2004 Omnibus Plan, the committee may grant various types of equity based awards, including performance based restricted stock and stock options. The long term incentive element of the 2011 Compensation Policy provides for annual equity grant award opportunities for each of our participating named executives, which awards are composed of 80% restricted stock and 20% stock options and are subject to our company meeting certain financial objectives for the relevant fiscal year. The committee sets a target grant dollar value for each participant, which for our CEO equals 125% of his base salary and for all other participants may range from 20% to 75% of the participant’s base salary. In making that determination, the committee considers the impact of the grant in the context of each executive’s aggregate compensation package. A program participant will receive 100% of his target grant dollar value if our company attains the target ROGI, which as stated above was calculated by Hewitt to be 14.2% for fiscal 2011. The actual amount of the award will be based on our company’s actual trailing five-year ROGI average and may range from between 50% (for achievement between the 5th percentile to the 25th percentile of the comparison companies) and 200% (for achievement at the 75th percentile or higher of the comparison companies) of the target grant dollar value. This program is designed to ensure that the program participants will receive some level of equity grant annually so long as our company is profitable, which the committee believes maximizes the retention element of our company’s long term incentive program.

Performance Based Restricted Stock. Performance based restricted stock awarded under the 2011 Compensation Policy does not have an exercise price and vests over a period of three years, with 25% vesting immediately upon issuance and 25% vesting on each of the next three anniversaries of the grant date. In accordance with the terms of the 2011 Compensation Policy, such restricted stock is granted on the fourth business day after the Company releases its annual financial results. Pursuant to the terms of the 2011 Compensation Policy and based on the benchmarking methodology utilized by Hewitt, the target number of shares of restricted stock that each program participant is eligible to receive was calculated by dividing the target grant dollar value for restricted stock determined by the committee for each participant by a reduced per share price. The reduced per share price is determined by Hewitt by discounting the closing market price of our company’s common stock as of the last trading day of the immediately preceding fiscal year. The discounting formula used by Hewitt takes our common stock’s historical performance and volatility into account and is designed to reflect the possibility of forfeiture of the restricted stock based on, among other things, the probability of the failure of the restricted stock to be granted and the failure of our company to meet the pre-defined performance measures required for the restricted stock to vest. As stated above, our company achieved the maximum ROGI level for fiscal 2011, and, therefore, restricted stock was granted and issued to the program participants on March 6, 2012. The number of shares of restricted stock issued to the named executive officers is shown in the Estimated Future Payouts Under Equity Incentive Plan Awards column of the fiscal year 2011 Grants of Plan-Based Awards Table included elsewhere in this Proxy Statement.

Stock Options. Stock options awarded under the 2011 Compensation Policy are granted on the fourth business day after our company releases its annual financial results and vest over a period of three years, with 25% vesting immediately upon issuance and 25% vesting on each of the next three anniversaries of the grant date. Pursuant to the terms of the 2011 Compensation Policy, the target number of stock options that each program participant is eligible to receive was calculated by dividing the target grant dollar value for stock options determined by the committee for each participant by the value of a stock option based on the value of a single share of our company’s common stock as of the last trading day of the immediately preceding fiscal year, applying the Black-Scholes valuation methodology to determine such share value. In addition, in accordance with the terms of the 2011 Compensation Policy, the exercise price of the stock options is equal to the fair market value of our company’s common stock on the third business day after the company releases its annual financial results for the plan year. As stated above, our company achieved the maximum ROGI level for fiscal 2011, and, therefore, stock options were granted to the program participants on March 6, 2012. The exercise price of such stock options was determined based on the closing price of our common stock on the NYSE on March 5, 2012. The number of stock options issued to the named executive officers is shown in the All Other Option Awards column of the fiscal year 2011 Grants of Plan-Based Awards Table included elsewhere in this Proxy Statement.

Additional Awards. The committee periodically evaluates the advisability of grants of long-term incentives to our executives and other employees. The committee will make additional awards as it determines are appropriate, advisable and in the best interests of our company, all in accordance with the 2004 Omnibus Plan.

Practices Regarding the Grant of Options and Other Equity-Based Awards. If applicable, our company generally makes grants to our named executive officers and other senior management on a once-a-year basis. The committee typically approves equity award opportunities at the beginning of a fiscal year in connection with its adoption of an executive compensation program for such upcoming fiscal year. The grants of the equity awards then generally occur during the first quarter of the following fiscal year once it has been determined that, and the committee certifies that, the applicable performance measures have been met. From time to time the committee makes discretionary grants of equity awards to other employees who do not participate in the executive compensation program. These grants are generally made at the same time that the grants are made to participants in the executive compensation program, based on recommendations by management and performance of such nonexecutive employees during the prior fiscal year.

Our company does not have a program, plan or practice to time annual or ad hoc grants of stock options or other equity-based awards in coordination with the release of material non-public information or otherwise. Our company does not have any program, plan or practice of awarding options and setting the exercise price based on the stock’s price on a date other than the grant date or the business day immediately preceding the grant date. Our company does not have a practice of determining the exercise price of option grants by using average prices or lowest prices of our common stock in a period preceding, surrounding or following the grant date.

2010 Special Incentive Program. On November 11, 2010, the committee approved a 2010 Special Incentive Program (the “2010 Special Incentive Program”) for certain key employees of the Company pursuant to and in accordance with the 2004 Omnibus Plan, in consideration of and conditioned upon the closing (the “Closing”) of our company’s acquisition of Griffin. The size of the awards granted under the 2010 Special Incentive Program were determined by the committee based upon guidance from Hewitt as to similar awards granted in transactions of like size and nature as the Griffin transaction. The individuals granted awards under the 2010 Special Incentive Program and the size of the award granted to each of these individuals were determined by the committee based upon the committee’s assessment of the expected required contribution of that individual to achieve Closing within a defined time period and to meet other objectives. Messrs. Robert Griffin and Martin Griffin do not participate in the 2010 Special Incentive Program.

Restricted Stock Awards

As further described below, the 2010 Special Incentive Program provided participants, including certain of the named executive officers, with three separate opportunities for restricted stock awards. The conditions for Grants One and Two have already been met and these awards have been issued. Participants have the opportunity to receive one additional grant of restricted stock as further described under Grant Three below.

Grant One. Under the 2010 Special Incentive Program, certain key employees, including certain of the named executive officers, received a grant (“Grant One”) on December 20, 2010 (the “Grant One Date”) of a predetermined number of restricted shares of our company’s common stock as a result of the successful closing of the Griffin acquisition on or before December 31, 2010. One third of such shares vested on the Grant One Date, one third vested on the first anniversary of the Grant One Date and one third will vest on the second anniversary of the Grant One Date. Closing the Griffin acquisition prior to December 31, 2010 was important because our merger agreement with Griffin provided for a $15 million penalty if the transaction did not close in 2010.

Grant Two. Under the 2010 Special Incentive Program, since the price of our company’s common stock on January 31, 2012 (the “True-Up Date”) (the last day of the 13th full consecutive month following the Closing (which occurred on December 17, 2010 (the “Closing Date”)) was greater than $10.002 per share, each participating employee received shares of restricted stock, (i) one third of which vested on the True-Up Date, (ii) one third of which will vest on the first anniversary of the True-Up Date and (iii) one third of which will vest on the second anniversary of the True-Up Date. The target for Grant Two was established because the rollover agreement that we entered into with certain Griffin shareholders who received our common stock as part of the transaction consideration for their Griffin shares provided that we would pay additional consideration to them if the volume weighted average price of our stock on the True-Up Date was not $10.002 per share or greater.

Grant Three. Grant three (“Grant Three”) is comprised of the following three components: (i) if, on the second anniversary of the Closing Date or, if such date is not a business day, the next succeeding business day, the price of our company’s common stock is $12.50 or higher, each participating employee will be eligible to receive one third of the total number of shares of restricted stock that such participating employee is eligible to receive under Grant Three (such total number of shares, the “Possible Grant”), (ii) if, on the third anniversary of the Closing Date or, if such date is not a business day, the next succeeding business day, the price of our company’s common stock is at least $12.50 per share and the percentage increase of our company’s common stock over $12.50 per share exceeds the median percentage increase of the common stock of the companies listed on the S&P 600 on the last day of the period for the preceding one year period, each participating employee will be eligible to receive one third of the Possible Grant and (iii) if, on the fourth anniversary of the Closing Date or, if such date is not a business day, the next succeeding business day, the price of our company’s common stock is at least $12.50 per share and the percentage increase of our company’s common stock over $12.50 per share exceeds the median percentage increase of the common stock of the companies listed on the S&P 600 on the last day of the period for the preceding two year period, each participating employee will be eligible to receive one third of the Possible Grant. If any of the performance goals set forth above are not met at the specified measurement date, the applicable portion of the Possible Grant will be forfeited in its entirety.

A participating employee will not be entitled to receive any grant under the foregoing restricted stock awards if such participating employee’s employment with our company has terminated, voluntarily or involuntarily, prior to the determination that the conditions to receive the restricted stock awards have been fulfilled.

The following table shows the amounts of the Grant One and Grant Two awards received by, and the amount of the Grant Three award opportunity for, each participating named executive officer.

	Grant Three	Grant Three	Grant Three
Name	Grant One	Grant Two	Grant Three Opportunity
Randall C. Stuewe	35,000	70,000	70,000
John O. Muse	35,000	70,000	70,000
Neil Katchen	—	15,000	15,000
John F. Sterling	15,000	30,000	30,000

Cash Payment

The 2010 Special Incentive Program also provided for cash based awards of up to $500,000 in the aggregate to senior company employees who were materially instrumental in successfully completing the Griffin acquisition. In accordance with the 2010 Special Incentive Program, executive management of our company recommended individual cash payments to certain key employees and the Committee reviewed and approved such cash payments. An aggregate of $260,000 in such cash payments were paid out in March 2011. None of the named executive officers received any of these cash payments.

“Clawback” Policy. If our company were required to restate its financial statements, it would seek reimbursal from our chief executive officer and chief financial officer for any bonuses or other incentive or equity-based compensation, and profits from stock sales, received in the 12 months after the filing of financial statements that were later required to be restated due to the misconduct, to the extent required by the Sarbanes-Oxley Act of 2002. Our company will also implement the incentive compensation “clawback” provisions mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 in accordance with the requirements of that Act.

Retirement Benefits. Our company offers a 401(k) plan to all of its eligible salaried employees. The 401(k) plan includes an employer contribution ranging from 3% to 6% of a participant’s base salary, based on age, and an employee match of 25% of a participant’s contributions up to 6% of a participant’s base salary. In addition, our company maintains a Salaried Employees’ Retirement Plan which was frozen effective December 31, 2011. Prior to December 31, 2011, participants accrued a benefit calculated on “average monthly pay” based upon the highest 60 consecutive months of the latest 120 months (and subject to certain limitations) and the years of service completed. Future benefits to participants ceased to accrue under the plan effective December 31, 2011.

Perquisites and Other Personal Benefits. Our company provides named executive officers with certain perquisites and other personal benefits, reflected in the All Other Compensation column in the Summary Compensation Table included elsewhere in this Proxy Statement, that our company and the committee believe are reasonable and consistent with our overall compensation program to better enable our company to attract and retain superior employees for key positions. The committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

These perquisites include automobile allowances and/or use of company automobiles, club dues and participation in the plans and programs described above.

Employment Arrangements and Post-Termination Compensation. Our company has entered into an employment agreement with our Chief Executive Officer and Senior Executive Termination Benefits Agreements with certain other of our executive officers that provide for, among other things, potential payments and other benefits upon termination of employment for a variety of reasons. In addition, in connection with the Griffin transaction our company entered into Employment Agreements with our President — Griffin Industries and our Executive Vice President — Co-Chief Operations Officer. See “Employment Agreements” and “Potential Payments upon Termination or Change-in-Control” included elsewhere in this Proxy Statement for a description of these agreements, including the severance benefits thereunder.

The committee believes that these severance arrangements are an important part of overall compensation for our named executive officers. The committee approved specific change of control provisions in certain of these agreements to provide reasonable personal protection to our senior executives in the context of an actual or potential change of control of our company. In addition, the committee views these arrangements as preventing management distraction during the critical periods prior to and immediately following a change of control. The committee also believes that severance and change of control arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Tax and Accounting Implications

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code places a limitation on tax deductions of any publicly-held corporation for individual compensation to certain executives of that corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The committee uses, where practical, compensation policies and programs that preserve the tax deductibility of executive compensation; however, the committee at its sole discretion may approve payment of nondeductible compensation from time to time if the committee determines that it is in the best interest of our company to do so.

Accounting for Stock Based Compensation. We value unvested stock options under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation — Stock Compensation.

Stock Ownership Guidelines

Our company has stock ownership guidelines to further align the interests of our non-employee directors and named executive officers with those of our stockholders. The guidelines provide that our Chief Executive Officer should maintain an investment in Darling common stock that is equal to five times his annual base salary. Our named executive officers other than our Chief Executive Officer should each maintain an investment in Darling common stock that is equal to 2.5 times his or her annual base salary. Non-employee directors should each maintain an investment in Darling common stock that is equal to five times his or her annual retainer. Each person to which the stock ownership guidelines apply must hold at least 75% of shares received by such person through incentive awards (after sales for the payment of taxes and shares withheld to cover the exercise price of stock options) until such person is in compliance with the stock ownership guidelines referred to above. In determining whether the required investment levels have been met, shares will be valued using the closing price of Darling common stock on the date(s) acquired; however, shares held on March 23, 2011 (the date that the stock ownership guidelines were adopted) will be valued at the closing price of Darling common stock on such date. In addition, under the Company’s policy on securities transactions, each person subject to the stock ownership guidelines is prohibited from engaging in (i) short-term trading (generally defined as selling Company securities within six months following the purchase), (ii) short sales, (iii) transactions involving derivatives or (iv) hedging transactions.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and those discussions, the compensation committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

O. Thomas Albrecht, Chairman
D. Eugene Ewing
John D. March
Michael Rescoe

Summary Compensation Table

The following table sets forth certain information with respect to the total compensation paid or earned by each of our named executive officers for our fiscal years 2011, 2010 and 2009.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards		Non-Equity Incentive Plan Compen- sation (4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (5)	All Other Compen- sation		Total
Randall C. Stuewe	2011	$800,000	—	$2,549,710	(1)	$636,758	(1)	$2,400,002	$49,329	$43,212	(6)	$6,479,011
Chairman and Chief Executive Officer	2010	675,000	—	2,045,452	(2)	299,678	(2)	1,188,041	22,410	43,613		4,274,194
	2009	675,000	—	531,563	(3)	103,509	(3)	889,196	13,047	37,537		2,249,852

Robert A. Griffin (11)	2011	841,500	$70,125	—		—		—	—	60,250	(7)	971,875
President — Griffin Industries	2010	—	—	—		—		—	—	—		—
	2009	—	—	—		—		—	—	—		—

John O. Muse	2011	475,000	—	908,335	(1)	226,848	(1)	926,252	61,931	47,039	(8)	2,645,405
Executive Vice President — Finance and Administration	2010	342,700	—	912,698	(2)	85,200	(2)	397,832	69,459	49,473		1,857,362
	2009	336,000	—	189,000	(3)	36,802	(3)	309,858	41,386	36,118		949,164

Neil Katchen	2011	350,000	—	446,191	(1)	111,435	(1)	516,251	16,258	35,472	(9)	1,475,607
Executive Vice President — Chief Operations Officer	2010	274,400	—	257,373	(2)	48,728	(2)	320,259	3,246	40,697		944,703
	2009	269,000	—	136,181	(3)	26,519	(3)	246,390	(6,280)	21,136		692,946

John F. Sterling	2011	335,000	—	427,068	(1)	106,661	(1)	496,219	11,723	28,538	(10)	1,405,209
Executive Vice President — General Counsel and Secretary	2010	263,200	—	445,160	(2)	46,738	(2)	308,832	5,991	25,399		1,095,320
	2009	258,000	—	130,613	(3)	25,430	(3)	242,764	3,839	23,708		684,354

(1)	In the case of the stock awards column, represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the performance based restricted stock award granted on March 6, 2012 pursuant to the 2011 LTIP. In the case of the option awards column, represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the stock option award granted on March 6, 2012 pursuant to the 2011 LTIP. See “Elements of Compensation for Fiscal 2011 — Long-Term Incentive Compensation” on page 22. See Note 13 of the consolidated financial statements in our Annual Report for the fiscal year ended December 31, 2011 regarding assumptions underlying valuation of equity awards.
(2)	In the case of the stock awards column, represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the performance based restricted stock award granted on March 8, 2011 and, in the case of Messrs. Stuewe, Muse and Sterling, the restricted stock award granted on December 20, 2010 under the 2010 Special Incentive Program. In the case of the option awards column, represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the stock option award granted on March 8, 2011.
(3)	In the case of the stock awards column, represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the performance based restricted stock award granted on March 9, 2010. In the case of the option awards column, represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the stock option award granted on March 9, 2010.
(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and payable to each named executive officer for fiscal 2011, 2010 and 2009, as the case may be, under the applicable annual incentive plan. For fiscal 2011, these amounts are the actual amounts earned under the awards described in the fiscal 2011 Grants of Plan-Based Awards table on page 29. For fiscal 2011, payments under the annual incentive plan were calculated as described in “Elements of Compensation for Fiscal 2011 — Annual Incentive Bonus” on page 20.
(5)	The item for fiscal 2011 represents the change in the actuarial present value of the named executive officers’

accumulated benefits under the Darling International Inc. Salaried Employees’ Retirement Plan from January 1, 2011 to December 31, 2011. This change is the difference between the fiscal 2010 and fiscal 2011 measurements of the present value, assuming that benefit is not paid until age 65. The item for fiscal 2010 represents the change in the actuarial present value of the named executive officers’ accumulated benefits under the Darling International Inc. Salaried Employees’ Retirement Plan from January 2, 2010 to January 1, 2011. This change is the difference between the fiscal 2009 and fiscal 2010 measurements of the present value, assuming that benefit is not paid until age 65. The item for fiscal 2009 represents the change in the actuarial present value of the named executive officers’ accumulated benefits under the Darling International Inc. Salaried Employees’ Retirement Plan from January 3, 2009 to January 2, 2010. This change is the difference between the fiscal 2008 and fiscal 2009 measurements of the present value, assuming that benefit is not paid until age 65. Each of these amounts was computed using the same assumptions used for financial statement reporting purposes under FAS 87, Employers’ Accounting for Pensions as described in Note 14 of the consolidated financial statements in our Annual Report for the fiscal year ended December 31, 2011.
(6)	Represents $24,000 in auto allowance, $7,577 in club dues paid by our company, $1,835 in group life and $9,800 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.
(7)	Represents $30,398 related to personal use of our company’s aircraft, $10,477 in reimbursement of medical expenses, $1,000 in life insurance premiums, $14,700 in contributions to Griffin’s profit sharing plan and $3,675 in employer contributions to our company’s 401(k) plan.
(8)	Represents $10,500 in auto allowance, $5,171 in personal auto use, $8,592 in club dues paid by our company, $8,076 in group life and $14,700 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.
(9)	Represents $12,582 in personal auto use, $15,540 in group life and $7,350 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.
(10)	Represents $9,600 in auto allowance, $3,227 in personal auto use, $4,076 in club dues paid by our company, $1,835 in group life and $9,800 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.
(11)	Mr. Griffin did not become a named executive officer until fiscal 2011. Accordingly, no information is given in this table for fiscal years prior to 2011.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2011.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (3)	Maximum (#)
Randall C. Stuewe	2/3/11	$200,000	$800,000	$2,400,002	—	153,597	—	—	69,484	$16.98	$2,549,710	(5)
											$636,758	(6)

Robert A. Griffin	—	—	—	—		—	—	—	—	—	—

John O. Muse	2/3/11	$77,188	$308,751	$926,252	—	54,719	—	—	24,754	$16.98	$908,335	(5)
											$226,848	(6)

Neil Katchen	2/3/11	$43,751	$175,000	$525,000	—	26,879	—	—	12,160	$16.98	$446,191	(5)
											$111,435	(6)

John F. Sterling	2/3/11	$41,875	$167,500	$502,500	—	25,727	—	—	11,639	$16.98	$427,068	(5)
											$106,661	(6)

(1)	Represents the date that the compensation committee adopted the 2011 Compensation Policy that contained award opportunities for each named executive officer dependant upon the achievement of pre-established financial and operational goals.
(2)	Non-equity incentive awards granted to each of the named executive officers pursuant to the annual incentive bonus component of the 2011 Compensation Policy. These amounts assume achievement of 100% of the SOPs of the personal objective component of the annual incentive bonus payable pursuant to the 2011 Compensation Policy. Actual payments under these awards have already been determined and paid and are included in the Non-Equity Incentive Plan Compensation column of the fiscal year 2011 Summary Compensation Table. For a detailed discussion of the annual incentive bonus for fiscal year 2011, see “Elements of Compensation for Fiscal 2011 – Annual Incentive Bonus” on page 20.
(3)	Represents the performance based restricted stock which was granted and issued to the recipients on March 6, 2012, after it was determined that our company exceeded the minimum pre-established financial goal required for such grant. The number of shares of such performance based restricted stock granted was determined in accordance with the terms of the 2011 Compensation Policy. The awards vest in four equal installments, with the first installment vesting immediately upon the grant date and the remaining three installments vesting on the next three anniversary dates of the grant. Pursuant to the 2011 Compensation Policy, the range of the award opportunity for performance based restricted stock for each named executive officer was as follows: 38,399 to 153,597 shares for Mr. Stuewe; 13,680 to 54,719 shares for Mr. Muse; 6,720 to 26,879 shares for Mr. Katchen; and 6,432 to 25,727 shares for Mr. Sterling. For a detailed discussion of the restricted stock awards, see “Elements of Compensation for Fiscal 2011 – Long-Term Incentive Compensation” on page 22.
(4)	Represents the stock options which were granted and issued to the recipients on March 6, 2012, after it was determined that our company exceeded the minimum pre-established financial goal required for such grant. The number of stock options issued was determined in accordance with the terms of the 2011 Compensation Policy. The exercise price of such stock options was determined based on the closing price of our company’s common stock on the NYSE on March 5, 2012. The awards vest in four equal installments, with the first installment vesting immediately upon the grant date and the remaining three installments vesting on the next three anniversary dates of the grant. Pursuant to the 2011 Compensation Policy, the range of the award opportunity for stock options for each named executive officer was as follows: 17,371 to 69,484 for Mr. Stuewe; 6,188 to 24,754 for Mr. Muse; 3,040 to 12,160 for Mr. Katchen; and 2,910 to 11,639 for Mr. Sterling. For a detailed discussion of the stock option awards, see “Elements of Compensation for Fiscal 2011 – Long-Term Incentive Compensation” on page 22.
(5)	Represents the grant date fair value of the performance based restricted stock award granted on March 6, 2012, computed in accordance with FASB ASC Topic 718.
(6)	Represents the grant date fair value of the stock option award granted on March 6, 2012, computed in accordance with FASB ASC Topic 718.

Employment Agreements

Mr. Stuewe’s Employment Agreement

We are party to an employment agreement with Mr. Stuewe that was amended and restated effective as of January 1, 2009, pursuant to which Mr. Stuewe is employed through December 31, 2012 with automatic extensions thereafter unless Mr. Stuewe’s employment is terminated earlier (i) by our company without cause (as defined in the agreement and discussed below) on not less than thirty days prior notice to Mr. Stuewe, (ii) by our company for cause (as defined in the agreement and discussed below) or upon Mr. Stuewe’s death or disability or (iii) by Mr. Stuewe for good reason (as defined in the agreement and discussed below).

Mr. Stuewe is employed as our Chairman and Chief Executive Officer. The employment agreement provides for a minimum annual base salary, subject to increases at the discretion of the compensation committee of our Board, and an annual bonus paid pursuant to our company’s employee bonus plan in accordance with personal and company performance targets established annually by our compensation committee in consultation with Mr. Stuewe. The agreement also provides for Mr. Stuewe to receive our standard retirement and welfare benefits for executive officers. Furthermore, under his employment agreement, Mr. Stuewe is entitled to receive an allowance of $2,000 per month for the exclusive purpose of purchasing or leasing a new automobile of his choice.

Cause is defined in Mr. Stuewe’s employment agreement to mean: (i) Mr. Stuewe’s breach of certain covenants in the employment agreement, including covenants in respect of confidentiality, non-competition and non-solicitation by Mr. Stuewe, (ii) Mr. Stuewe’s conviction by, or entry of a plea of guilty or no contest in, a court of competent and final jurisdiction for any crime (whether felony or misdemeanor) involving moral turpitude or punishable by imprisonment, (iii) Mr. Stuewe’s commission of any crime, act of fraud, embezzlement or theft upon or against our company in connection with his duties or in the course of his employment with our company or otherwise, or Mr. Stuewe’s commission of any crime, act of fraud, embezzlement or theft upon or against any third party, (iv) Mr. Stuewe’s continuing failure or refusal to perform his duties as required by the employment agreement or (v) gross negligence, insubordination, material violation by Mr. Stuewe of any duty of loyalty to our company or any other material misconduct on the part of Mr. Stuewe. In order to be terminated for the reasons stated in (iv) and (v), Mr. Stuewe must receive written notice from the Board stating the nature of Mr. Stuewe’s failure or refusal to comply with the terms of the employment agreement and must be given an opportunity to correct the act or omission complained of.

Good reason is defined in Mr. Stuewe’s employment agreement to mean the occurrence of any of the following events or actions: (i) any material reduction in Mr. Stuewe’s base salary, (ii) Mr. Stuewe’s assignment of substantial duties materially inconsistent with his position as Chief Executive Officer or his experience or his demotion to a lesser position, (iii) our company’s failure to nominate Mr. Stuewe to the Board or removal of Mr. Stuewe from the Board (other than for cause or because of legal requirement), (iv) our company’s failure to pay or provide any amount of compensation or any material benefit that is due pursuant to the employment agreement or any plan, program, arrangement or policy with Mr. Stuewe, (v) a material increase in the indebtedness of our company over Mr. Stuewe’s objections or (vi) Mr. Stuewe’s resignation within ninety days following a change of control (as defined in the agreement) of our company. A finding of good reason pursuant to the above definition is not effective unless Mr. Stuewe provides our company with written notice within sixty calendar days of becoming aware of the facts and circumstances giving cause to the “good reason” and, if the facts and circumstances are capable of being cured, gives our company the opportunity to cure within thirty days of the notice.

On July 1, 2003, we granted Mr. Stuewe stock options to purchase 250,000 shares of our common stock at $2.30 per share (an option exercise price equal to 100% of the fair market value of our common stock on that date) pursuant to the terms of our 1994 Employee Flexible Stock Option Plan and an individual stock option agreement between Mr. Stuewe and us. On each of July 1, 2003, 2004, 2005 and 2006, 62,500 options became exercisable. Of these stock options, 150,000 remained unexercised and outstanding as of December 31, 2011.

Mr. Stuewe’s employment agreement also includes severance arrangements. These severance arrangements are discussed under the heading “Potential Payments upon Termination or Change of Control” beginning on page 34.

Other Employment Agreements

In connection with the closing of the Griffin transaction, we entered into employment agreements dated as of December 17, 2010, with each of Robert Griffin and Martin Griffin pursuant to which Robert Griffin serves as President – Griffin Industries and Martin Griffin serves as Executive Vice President – Co-Chief Operations Officer. Pursuant to these employment agreements, Robert Griffin’s and Martin Griffin’s employment commenced on the Closing Date and will continue until December 17, 2013, subject to termination as provided in the employment agreements. During the term of the employment agreements, the base salary of each of the executives will be the same as such executive’s base salary at Griffin immediately prior to the Closing Date, subject to annual increases at the discretion of the compensation committee of our Board. The employment agreements also provide that each executive will receive a two to four week bonus for fiscal year 2011 and will participate in our 2004 Omnibus Plan for the remainder of such executive’s employment, as more fully described in the employment agreements. The employment agreements also provide for the executives to receive certain benefits, including, without limitation, participation in health and welfare and 401(k) plans, reimbursement for motor vehicle and travel expenses, vacation, eligibility to participate in our long term incentive program and participation in our salary continuation program for sickness and disabilities, as more fully described in the employment agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer that are outstanding as of fiscal year ended December 31, 2011:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Randall C. Stuewe	150,000 127,100 82,600 10,790 9,071	— — — 10,791 27,214	(1) (2)	$ $ $ $ $	2.30 4.16 3.94 8.21 14.50	07/01/2013 11/19/2014 06/16/2015 03/09/2020 03/08/2021	157,397	(3)	$2,091,806

Robert A. Griffin	—	—			—	—	—		—

John O. Muse	46,200 3,836 2,579	— 3,837 7,737	(1) (2)	$ $ $	3.94 8.21 14.50	06/16/2015 03/09/2020 03/08/2021	58,634	(4)	779,246

Neil Katchen	41,100 26,700 2,764 1,475	— — 2,765 4,425	(1) (2)	$ $ $ $	4.16 3.94 8.21 14.50	11/19/2014 06/16/2015 03/09/2020 03/08/2021	32,963	(5)	438,078

John F. Sterling	2,651 1,414	2,651 4,245	(1) (2)	$ $	8.21 14.50	03/09/2020 03/08/2021	34,192	(6)	454,412

(1)	These stock options were granted on March 9, 2010 and vest in four equal installments, with the first installment vesting immediately upon the grant date and the remaining three installments vesting on the next three anniversary dates of the grant.
(2)	These stock options were granted on March 8, 2011 and vest in four equal installments, with the first installment vesting immediately upon the grant date and the remaining three installments vesting on the next three anniversary dates of the grant.
(3)	These shares consist of: (i) 145,731 shares that are part of awards granted on March 10, 2009, March 9, 2010 and March 8, 2011, which awards vest in four equal installments, with the first installment vesting immediately upon the grant date and the remaining three installments vesting on the next three anniversary dates of the grant, and (ii) 11,666 shares granted pursuant to the 2010 Special Incentive Program, which vest in three equal installments, with the first installment having vested immediately upon the grant date and the remaining two installments vesting on the next two anniversary dates of the grant.
(4)	These shares consist of: (i) 46,968 shares that are part of awards granted on March 10, 2009, March 9, 2010 and March 8, 2011, which awards vest in four equal installments, with the first installment vesting immediately upon the grant date and the remaining three installments vesting on the next three anniversary dates of the grant, and (ii) 11,666 shares granted pursuant to the 2010 Special Incentive Program, which vest in three equal installments, with the first installment having vested immediately upon the grant date and the remaining two installments vesting on the next two anniversary dates of the grant.
(5)	These shares are part of awards granted on March 10, 2009, March 9, 2010 and March 8, 2011, which awards vest in four equal installments, with the first installment vesting immediately upon the grant date and the remaining three installments vesting on the next three anniversary dates of the grant.
(6)	These shares consist of: (i) 29,192 shares that are part of awards granted on March 10, 2009, March 9, 2010 and March 8, 2011, which awards vest in four equal installments, with the first installment vesting immediately upon the grant date and the remaining three installments vesting on the next three anniversary dates of the grant, and (ii) 5,000 shares granted pursuant to the 2010 Special Incentive Program, which vest in three equal installments, with the first installment having vested immediately upon the grant date and the remaining two installments vesting on the next two anniversary dates of the grant.

Option Exercises and Stock Vested

The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers during the fiscal year ended December 31, 2011, and the value of any restricted stock that vested during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randall C. Stuewe	—	—	93,494	$1,314,257
Robert A. Griffin	—	—	—	—
John O. Muse	—	—	39,994	$552,161
Neil Katchen	—	—	22,376	$316,262
John F. Sterling	—	—	21,726	$301,360

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each named executive officer, under our Salaried Employees’ Retirement Plan determined using interest rate and post-retirement mortality rate assumptions. These values are calculated assuming retirement at age 62, the earliest age at which a participant can receive an unreduced retirement benefit from our Salaried Employees’ Retirement Plan, other than with respect to Mr. Muse, who is age 63, and Mr. Katchen, who is age 66.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Randall C. Stuewe	Salaried Employees’ Retirement Plan	8.83	$175,133	—
Robert A. Griffin	—	—	—	—
John O. Muse	Salaried Employees’ Retirement Plan	14.17	$599,078	—
Neil Katchen	Salaried Employees’ Retirement Plan	41.58	$1,083,592	—
John F. Sterling	Salaried Employees’ Retirement Plan	4.42	$32,611	—

If the named executive officers remain employees of our company until they reach age 65, the years of credited service for Messrs. Stuewe, Muse, Katchen, Sterling and Rath will be as follows: Stuewe, 26 years; Muse, 17 years; Katchen, 41 years; and Sterling, 21 years. Robert A. Griffin is not a participant in the Salaried Employees’ Retirement Plan.

The present value of accumulated benefits has been calculated as of December 31, 2011, which is the measurement date for financial statement reporting purposes. The present value of accumulated benefits has been calculated assuming an age 62 retirement date (the earliest unreduced retirement age under the plan), other than with respect to Mr. Muse, who is age 63, and Mr. Katchen, who is age 66, and no pre-retirement death, disability, or withdrawal was assumed. All other assumptions used (including a 4.50% discount rate and a projection of the 2011 IRS Prescribed Mortality Static Annuitant, male and female) are consistent with the assumptions used for our company’s audited financial statements for the fiscal year ended December 31, 2011. See Note 14 of the consolidated financial statements in our Annual Report for the fiscal year ended December 31, 2011 for more information regarding the assumptions underlying the valuation of the pension benefits.

Information regarding our Salaried Employees’ Retirement Plan and the terms and conditions of payments and benefits available under the plan can be found under the heading “Elements of Compensation for Fiscal 2011 – Retirement Benefits” on page 25.

Potential Payments upon Termination or Change of Control

Mr. Stuewe’s employment agreement includes provisions pursuant to which he is entitled to the following severance and other payments upon his termination:

•

Termination upon Death: In the event that Mr. Stuewe’s employment with our company terminates as the result of his death, Mr. Stuewe’s designated beneficiary is entitled to receive the following amounts: (i) accrued but unpaid base salary through the date of termination, in a lump sum payment, within thirty days of termination; (ii) earned but unpaid bonus for a completed fiscal year, in a lump sum payment, within thirty days of termination; (iii) business expenses and accrued vacation pay, in a lump sum payment, within thirty days of termination; (iv) amounts to which Mr. Stuewe is entitled pursuant to Mr. Stuewe’s participation in employee benefit plans (the above amounts are collectively referred to as the “Accrued Entitlements” ); and (v) death benefits equal to two times Mr. Stuewe’s then-effective base salary pursuant to a group life insurance policy maintained at our company’s expense.

•

Termination upon Disability: In the event that Mr. Stuewe’s employment with our company terminates as the result of his disability (as defined in his employment agreement), Mr. Stuewe is entitled to receive (i) the Accrued Entitlements and (ii) $10,000 per month until Mr. Stuewe reaches 65 years of age pursuant to a group disability policy maintained at our company’s expense.

•

Termination for Cause; Resignation without Good Reason: If our company terminates Mr. Stuewe for cause (as defined in his employment agreement and discussed above) or Mr. Stuewe resigns without good reason (as defined in his employment agreement and discussed above), Mr. Stuewe is entitled to receive the Accrued Entitlements only.

•

Termination without Cause; Resignation for Good Reason: If our company terminates Mr. Stuewe without cause or Mr. Stuewe resigns for good reason (other than following a change of control), Mr. Stuewe is entitled to receive the following payments, among others: (i) the Accrued Entitlements; (ii) a lump sum payment, within thirty days of the date of termination, equal to two times Mr. Stuewe’s base salary at the highest rate in effect in the preceding twelve months; and (iii) an amount equal to the bonus that he would have been entitled to at year end, but only if our company’s performance to the termination date would entitle him to the bonus.

•

Termination upon a Change of Control of our company: If our company terminates Mr. Stuewe without cause within twelve months following a change of control or Mr. Stuewe resigns within ninety days following a change of control, Mr. Stuewe is entitled to the following payments, among others: (i) the Accrued Entitlements; (ii) a lump sum payment, within thirty days of the date of termination, equal to three times Mr. Stuewe’s base salary at the highest rate in effect in the preceding twelve months; and (iii) an amount equal to the bonus that he would have been entitled to at year end, but only if our company’s performance to the termination date would entitle him to the bonus.

Pursuant to Mr. Stuewe’s employment agreement, subject to certain exceptions, during Mr. Stuewe’s employment with our company and for a period of (i) two years thereafter in the event of termination without cause, (ii) three years thereafter in the event of termination upon a change of control and (iii) one year thereafter in each other instance (the “Restricted Period”), Mr. Stuewe may not have any ownership interest in, or be an employee, salesman, consultant, officer or director of, any entity that engages in the United States, Canada or Mexico in a business that is similar to that in which our company is engaged in the territory. Subject to certain limitations, Mr. Stuewe’s employment agreement also prohibits him from soliciting our company’s customers, employees or consultants during the Restricted Period. Further, Mr. Stuewe is required by his employment agreement to keep all confidential information in confidence during his employment and at all times thereafter.

Mr. Stuewe’s employment agreement contains a provision that provides that, if following a change of control, Mr. Stuewe’s employment is terminated and as a result of payments made to him in connection with the change of control an excise tax penalty is imposed on Mr. Stuewe under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), our company would be required to make a gross-up payment to Mr. Stuewe sufficient to cover the excise tax. Additionally, Mr. Stuewe’s employment agreement contains provisions intended to comply with Section 409A of the Code and the guidance promulgated thereunder. Our Board has adopted a policy precluding approval of tax gross-up provisions in employment agreements entered into by our company in the future with directors or executive officers.

We have also entered into severance agreements with each of Messrs. Muse, Katchen and Sterling, which provide that, subject to certain conditions, we must continue to pay the executive upon any termination of his employment (except termination by reason of the voluntary resignation, termination for cause or termination by reason of normal retirement) for one year (or 18 months in the case of Mr. Muse) (i) his annual base salary in effect at the time of his termination or, in the case of Mr. Muse, his annual base salary at the highest rate in effect in the preceding twelve months (the “Termination Payment Amount”), (ii) any accrued vacation pay due but not yet taken at the date of his termination, and (iii) life, disability, health and dental insurance, and certain other similar fringe benefits of our company (or similar benefits provided by our company) in effect immediately prior to the date of termination to the extent allowed under the applicable policies.

These severance agreements contain covenants for the benefit of our company relating to the protection of our confidential information, return of company property, non-solicitation of our employees during employment and for one year thereafter, non-disparagement of our company and its business, continued cooperation in certain matters involving our company and requiring the executive officer to mitigate required payments under the severance agreement by seeking other comparable employment as promptly as practicable after termination and causing any amount earned from any other employment to offset amounts payable under the severance agreement. The employee fringe benefits provided for in these severance agreements terminate when the executive officer obtains other employment.

In addition to the foregoing, Mr. Muse’s severance agreement also provides that if our company terminates Mr. Muse’s employment without cause within twelve months following a change of control (as defined in Mr. Muse’s severance agreement) or Mr. Muse resigns within ninety days following a change of control, then in lieu of the Termination Payment Amount (discussed above) and subject to certain conditions, Mr. Muse will receive a lump sum payment within thirty days of the date of termination equal to three times Mr. Muse’s annual base salary at the highest rate in effect in the preceding twelve months (the “Change of Control Termination Payment”). The Change of Control Termination Payment is not subject to the mitigation provision described above with respect to the Termination Payment Amount.

The tables below reflect the amount of compensation to each of the named executive officers of our company in the event of termination of the executive officer’s employment or upon a change of control. The amount of compensation payable to each named executive officer upon termination for cause, voluntary resignation, termination without cause, termination due to death or disability, or upon a change of control is shown below. The amounts shown assume that the termination or change of control was effective as of December 31, 2011, and thus include amounts earned through that date and are estimates of the amounts that would be paid to each executive officer listed upon his termination. The actual amounts to be paid can only be determined at the time of the applicable executive officer’s separation from our company.

	By Company for Cause	Voluntary Resig- nation	By Company Without Cause or Resignation for Good Reason		Death or Disability		Change in Control (Without Termination)	By Company Without Cause or Resignation for Good Reason Following a Change of Control
Randall C. Stuewe
Compensation	—	—	$1,600,000	(1)	—		—	$2,400,000	(2)
Annual Incentive Bonus (3)	—	—	2,400,000		$2,400,000		—	2,400,000
Excise Tax Gross-Up	—	—	—		—		—	—	(4)
Life Insurance Benefits	—	—	—		1,600,000	(5)	—	—
Accrued Vacation (6)	$62,000	$62,000	62,000		62,000		—	62,000
Health and Welfare	—	—	34,000	(7)	—		—	50,000	(8)
Disability Income	—	—	—		1,302,000	(9)	—	—
Equity Awards (10)	—	—	2,442,000		2,442,000		$2,597,000	2,597,000
Pension Accrual (11)	—	—	0		—		—	0
Relocation Expenses	—	—		(12)	—		—		(12)

(1)	Reflects the lump-sum value of the compensation to be paid to Mr. Stuewe in accordance with his employment agreement, which is two times his base salary at the highest rate in effect in the preceding twelve months.
(2)	Reflects the lump-sum value of the compensation to be paid to Mr. Stuewe in accordance with his employment agreement, which is three times his base salary at the highest rate in effect in the preceding twelve months.
(3)	Reflects amount due Mr. Stuewe under the annual incentive bonus component of the 2011 Compensation Policy, which would be payable to Mr. Stuewe under his employment agreement since our company’s performance in fiscal 2011 would have entitled him to the bonus as of the assumed date of termination.
(4)	No excise tax is due and owing under these circumstances; however, pursuant to the terms of Mr. Stuewe’s employment agreement, our company is obligated to cover the excise tax, if any, Mr. Stuewe incurs as a result of the termination of his employment following a change of control.
(5)	Reflects the lump-sum proceeds payable to Mr. Stuewe’s designated beneficiary upon his death, which is two times his then-effective base salary from a group life insurance policy (that is generally available to all salaried employees) and a supplemental executive life policy maintained by our company at its sole expense.
(6)	Reflects lump-sum earned and accrued vacation not taken.
(7)	Reflects the estimated lump-sum present value of all future premiums paid to or on behalf of Mr. Stuewe for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of Mr. Stuewe’s employment agreement, are to continue for a two year period after his employment is terminated.
(8)	Reflects the estimated lump-sum present value of all future premiums paid to or on behalf of Mr. Stuewe for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of Mr. Stuewe’s employment agreement, are to continue for a three year period after his employment is terminated following a change of control.

(9)	Reflects the lump-sum present value of all future payments that Mr. Stuewe would be entitled to receive under his employment agreement upon disability. Mr. Stuewe would be entitled to receive disability benefits until he reaches age 65.
(10)	Reflects the acceleration of vesting of 100% of Mr. Stuewe’s unvested stock options awarded on March 9, 2010 and March 8, 2011, and shares of unvested restricted stock awarded March 10, 2009, March 9, 2010, March 8, 2011 and, with respect to a change of control only, December 20, 2010, with the value based on the closing price of our common stock on December 31, 2011 of $13.29 per share. There is no acceleration of the vesting of this restricted stock or stock options upon a resignation by Mr. Stuewe for good reason unless such resignation occurs following a change of control. The amounts shown in connection with change in control scenarios reflect the acceleration of the vesting of 100% of the unvested Grant One restricted stock awarded to Mr. Stuewe under the 2010 Special Incentive Program, but does not include any amounts attributable to Grant Two or Grant Three under the 2010 Special Incentive Program since the dates associated with the granting of these award opportunities would not have occurred by December 31, 2011.
(11)	Pursuant to his employment agreement, under certain circumstances Mr. Stuewe is entitled to the lump-sum present value for pension benefits that would have accrued under our company’s salaried employees’ pension plan for the two year period following termination. As previously noted, our company’s salaried employees’ pension plan was frozen effective December 31, 2011, including all future service and wage accruals. Accordingly, no amounts would be owed to Mr. Stuewe under this provision of his employment agreement.
(12)	Pursuant to the terms of his employment agreement, if Mr. Stuewe is terminated by our company without cause or resigns for good reason (whether following a change of control or not), we will reimburse him for reasonable relocation expenses, which will be limited to realtor fees and closing costs for the sale of his Texas residence as well as costs of moving from Texas to California. These expenses are not reasonably estimable.

	By Company for Cause	Voluntary Resig- Nation	By Company Without Cause (1)		Death or Disability		Change in Control (Without Termination)	By Company Without Cause or Resignation Within 90 Days Following a Change of Control
John O. Muse
Compensation	—	—	$713,000	(2)	—		—	$1,425,000	(3)
Life Insurance Benefits	—	—	—		$1,100,000	(4)	—	—
Accrued Vacation (5)	$72,000	$72,000	72,000		72,000		—	72,000
Health and Welfare	—	—	24,000	(6)	—		—	46,000	(7)
Disability Income	—	—	—		210,000	(8)	—	—
Executive Outplacement	—	—	10,000	(9)	—		—	10,000	(9)
Equity Awards (10)	—	—	778,000		778,000		$933,000	933,000

(1)	All benefits payable to Mr. Muse upon termination by our company without cause (unless the termination follows a change of control) may end or be reduced due to his obligation to seek other employment as required by his severance agreement.
(2)	Reflects 18 months of compensation based on Mr. Muse’s base salary at December 31, 2011, to be paid to Mr. Muse in accordance with the terms of his severance agreement.
(3)	Reflects the lump-sum value of the compensation to be paid to Mr. Muse in accordance with his severance agreement, which is equal to three times his base salary at the highest rate in effect in the preceding twelve months.

(4)	Reflects the lump-sum proceeds payable to Mr. Muse’s designated beneficiary upon his death, which is two times his then-effective base salary, capped at $350,000, from a group life insurance policy that is generally available to all salaried employees and is maintained by our company at its sole expense, plus an additional amount equal to three times his then-effective base salary, capped at $750,000, from a supplemental executive life policy maintained by our company at its sole expense.
(5)	Reflects lump-sum earned and accrued vacation not taken.
(6)	Reflects the estimated lump-sum present value of all future premiums paid to or on behalf of Mr. Muse for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of Mr. Muse’s severance agreement, are to continue for eighteen months after his employment is terminated.
(7)	Reflects the estimated lump-sum present value of all future premiums paid to or on behalf of Mr. Muse for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of Mr. Muse’s severance agreement, are to continue for a three year period after his employment is terminated following a change of control.
(8)	Reflects the lump-sum present value of all future payments that Mr. Muse would be entitled to receive upon disability under a long-term disability policy maintained by our company at its sole expense. Mr. Muse would be entitled to receive up to 60% of his base salary annually, with the monthly benefit limited to no greater than $10,000, until the age of 65.
(9)	Reflects the present value of outplacement fees to be paid by our company to assist Mr. Muse in obtaining employment following termination.
(10)	Reflects the acceleration of vesting of 100% of Mr. Muse’s unvested stock options awarded on March 9, 2010 and March 8, 2011, and shares of unvested restricted stock awarded March 10, 2009, March 9, 2010, March 8, 2011 and, with respect to a change of control only, December 20, 2010, with the value based on the closing price of our common stock on December 31, 2011 of $13.29 per share. The amounts shown in connection with change in control scenarios reflect the acceleration of the vesting of 100% of the unvested Grant One restricted stock awarded to Mr. Muse under the 2010 Special Incentive Program, but does not include any amounts attributable to Grant Two or Grant Three under the 2010 Special Incentive Program since the dates associated with the granting of these award opportunities would not have occurred by December 31, 2011.

	By Company For Cause	Voluntary Resignation	By Company Without Cause (1)		Death or Disability		Change in Control (With or Without Termination) (2)
Robert A. Griffin
Compensation	—	—		(3)	—		—
Life Insurance Benefits	—	—	—		$595,000	(4)	—
Accrued Vacation (5)	$40,000	$40,000	$40,000		40,000		—
Health and Welfare	—	—	—		—		—
Disability Income	—	—	—		421,000	(6)	—
Executive Outplacement	—	—	—		—		—
Equity Awards	—	—	—		—		—

Neil Katchen
Compensation	—	—	350,000	(7)	—		—
Life Insurance Benefits	—	—	—		1,100,000	(4)	—
Accrued Vacation (5)	67,000	67,000	67,000		67,000		—
Health and Welfare (8)	—	—	17,000		—		—
Disability Income	—	—	—		—		—
Executive Outplacement	—	—	10,000	(9)	—		—
Equity Awards (10)	—	—	534,000		534,000		$534,000

John F. Sterling
Compensation	—	—	335,000	(7)	—		—
Life Insurance Benefits	—	—	—		1,100,000	(4)	—
Accrued Vacation (5)	37,000	37,000	37,000		37,000		—
Health and Welfare (8)	—	—	17,000		—		—
Disability Income	—	—	—		1,372,000	(6)	—
Executive Outplacement	—	—	10,000	(9)	—		—
Equity Awards (10)	—	—	480,000		480,000		546,000

(1)	All benefits payable to Messrs. Katchen and Sterling upon termination without cause may end or be reduced due to his obligation to seek other employment as required by his severance agreement.
(2)	Our company has no program, plan or agreement providing benefits to the noted executive officers triggered by a change of control except for the acceleration of the vesting of restricted stock awards to Messrs. Katchen and Sterling which, pursuant to the terms of the award, accelerates upon a change of control, which as defined in the 2004 Omnibus Plan means, subject to certain exceptions, any of the following events: (i) any person becomes the beneficial owner of 20% or more of the combined voting power of our company, (ii) the individuals who constitute the Board cease for any reason to constitute at least a majority of the Board (unless any new director is first approved by the existing Board) or (iii) the consummation of a reorganization, merger or consolidation to which our company is a party or a sale or other disposition of all or substantially all of the assets of our company.
(3)	Mr. Griffin’s employment agreement with the company does not provide for a termination without cause by the company. Accordingly, in the event of the company’s termination of Mr. Griffin’s employment without cause, Mr. Griffin would have a claim for damages against the company. The nature of the claim and the amount of damages would be dependent on the circumstances surrounding the termination and is therefore not reasonably estimable at this time.
(4)

In the case of Mr. Griffin, reflects the lump-sum proceeds payable to his designated beneficiary upon his death, which is one times his then-effective base salary, capped at $595,000. In the case of each of Messrs.

Katchen and Sterling, reflects the lump-sum proceeds payable to his designated beneficiary upon his death, which is two times his then-effective base salary, capped at $350,000, from a group life insurance policy that is generally available to all Darling salaried employees and is maintained by our company at its sole expense, plus an additional amount equal to three times his then-effective base salary, capped at $750,000, from a supplemental executive life policy maintained by our company at its sole expense.
(5)	Reflects lump-sum earned and accrued vacation not taken.
(6)	In the case of Mr. Griffin, reflects the lump-sum payment Mr. Griffin would be entitled to upon disability under Griffin’s salary continuation coverage. In the case of Mr. Sterling, reflects the lump-sum present value of all future payments that he would be entitled to receive upon disability under a long-term disability policy maintained by our company at its sole expense. Mr. Sterling would be entitled to receive up to 60% of his base salary annually, with the monthly benefit limited to no greater than $10,000, until the age of 65.
(7)	Reflects 12 months of compensation based on the noted executive officer’s base salary at December 31, 2011, to be paid to the noted executive officer in accordance with the terms of his severance agreement.
(8)	Reflects the lump-sum present value of all future premiums paid to or on behalf of the applicable executive officer for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of the severance agreement, are to continue for up to one year following termination.
(9)	Reflects the present value of outplacement fees to be paid by our company to assist the executive officer in obtaining employment following termination.
(10)	Reflects the acceleration of vesting of 100% of unvested stock options awarded on March 9, 2010 and March 8, 2011 to each of Messrs. Katchen and Sterling, and shares of unvested restricted stock awarded on March 10, 2009, March 9, 2010 and March 8, 2011 to each of Messrs. Katchen and Sterling, and, with respect to a change of control only, December 20, 2010, in the case of Mr. Sterling, with the value in each case based on the closing price of our common stock on December 31, 2011 of $13.29 per share. The amount shown in connection with a change in control scenario for Mr. Sterling reflects the acceleration of the vesting of 100% of the unvested Grant One restricted stock awarded to Mr. Sterling under the 2010 Special Incentive Program, but does not include any amounts attributable to Grant Two or Grant Three under the 2010 Special Incentive Program since the dates associated with the granting of these award opportunities would not have occurred by December 31, 2011.

Compensation of Directors

The following table sets forth certain information regarding the fees earned or paid in cash and stock awards granted to each outside director during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
O. Thomas Albrecht	$82,000	$60,000	—	$142,000
C. Dean Carlson (3)	18,750	60,000	—	78,750
D. Eugene Ewing	40,176	40,000	—	80,176
Marlyn Jorgensen (4)	25,448	60,000	—	85,448
Charles Macaluso	93,000	60,000	—	153,000
John D. March	65,500	60,000	—	125,500
Michael Rescoe	40,176	40,000	—	80,176
Michael Urbut	86,500	60,000	—	146,500

(1)	The aggregate number of stock awards outstanding at December 31, 2011 for the directors listed above are as follows: Albrecht, 22,572; Carlson, none; Ewing, 2,326; Jorgensen, none; Macaluso, 22,572; March, 14,886; Rescoe, 2,326; and Urbut, 22,572.
(2)	The aggregate number of option awards outstanding at December 31, 2011 for the directors listed above are as follows: Albrecht, 28,000; Carlson, none; Ewing, none; Jorgensen, none; Macaluso, 28,000; March 12,000; Rescoe, none; and Urbut, 16,000.
(3)	Mr. Carlson retired from the Board effective March 25, 2011.
(4)	Mr. Jorgensen retired from the Board effective May 10, 2011.

Non-employee members of the Board are paid a $45,000 annual retainer. Each outside director receives $1,500 for each board or committee meeting attended in person or by video where minutes are taken or $1,000 if attended by telephone. The chairman of each of the audit, compensation, and nominating and corporate governance committees receives an additional $12,000, $7,500 and $5,000, respectively, as an annual retainer, and the lead director of the Board receives an additional $15,000 annual retainer. In accordance with its written charter, the nominating and corporate governance committee is charged with evaluating annually the status of the Board’s compensation in relation to comparable U.S. companies and reporting its findings to the Board.

Employee directors receive no additional compensation for serving on the Board.

As an element of annual non-employee director compensation, pursuant to the 2004 Omnibus Plan, each non-employee director receives an annual grant of $60,000 in value of restricted stock on the fourth business day after we release our annual financial results. The number of shares granted is determined by dividing $60,000 by the fair market value per share of our common stock on the third business day after we release our annual financial results. Accordingly, on March 8, 2011, each non-employee director serving on such date received a grant of $60,000 in restricted stock. In addition, on May 18, 2011, Mr. Ewing and Mr. Rescoe each received a prorated grant of $40,000 in restricted stock following their initial election to the Board. In the aggregate, 29,480 shares of restricted stock were granted to non-employee directors during the fiscal year ended December 31, 2011.

On March 6, 2012, each non-employee director received a grant of $60,000 in restricted stock, calculated in the manner described above.

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2011 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders. The table includes:

•	the number of securities to be issued upon the exercise of outstanding options and granted non-vested stock;

•	the weighted-average exercise price of the outstanding options and granted non-vested stock; and

•	the number of securities that remain available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance (excluding securities reflected in column (a))
		(a)		(b)		(c)
Equity compensation plans approved by security holders	1,343,134	(1)	$6.48		1,603,522
Equity compensation plans not approved by security holders	—		—		—

Total	1,343,134		$6.48		1,603,522

(1)	Includes shares underlying options that have been issued pursuant to the 2004 Omnibus Plan as approved by the Company’s stockholders. See Note 13 of the consolidated financial statements in our Annual Report for the fiscal year ended December 31, 2011 for information regarding the material features of the 2004 Omnibus Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table and notes set forth certain information with respect to the beneficial ownership of shares of our common stock based on Schedule 13G or Schedule 13D filings, as the case may be, as of March 13, 2012, by each person or group within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who is known to our management to be the beneficial owner of more than five percent of our outstanding common stock and is based upon information provided to us by those persons.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	8,655,456	(1)	7.36%
Michael W. Cook Asset Management, Inc. d/b/a SouthernSun Asset Management 6000 Poplar Ave., Suite 220, Memphis, TN 38119	7,661,960	(2)	6.51%
FMR LLC 82 Devonshire Street, Boston, MA 02109	6,738,900	(3)	5.73%
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	6,335,990	(4)	5.39%

(1)	BlackRock, Inc. is a parent holding company in accordance with Rule 13d-1 (b) (1) (ii) (G) of the Exchange Act and has sole voting and dispositive power with respect to all of the above shares.
(2)	Michael W. Cook Asset Management, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and has sole dispositive power with respect to all of the above shares and sole voting power with respect to 6,685,255 of the above shares.
(3)

FMR LLC is a parent holding company in accordance with Section 240.13d-1 (b) (ii) (G) of the Exchange Act. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of all of the above shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR LLC and its Chairman, Edward C. Johnson III, through its control of Fidelity, and the funds each has sole power to dispose of the 6,738,900 shares owned by the funds. Members of the family of Edward C. Johnson III are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(4)	The Vanguard Group, Inc. is an investment adviser in accordance with Section 240.13-d 1 (b)(1)(ii)(E) of the Exchange Act and has sole power to vote or direct votes with respect to 161,114 of the above shares and sole dispositive power with respect to 6,174,876 of the above shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 161,114 of the shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

Security Ownership of Management

The following table and notes set forth certain information with respect to the beneficial ownership of shares of our common stock, as of March 13, 2012, by each director, each nominee for director, each named executive officer and by all directors and executive officers as a group:

Name of Beneficial Owner	Common Stock Owned	Unexercised Plan Options (1)	Common Stock Beneficially Owned (2)	Percent of Common Stock Owned
Randall C. Stuewe	742,752	411,398	1,154,150	*
O. Thomas Albrecht	40,106	23,000	63,106	*
D. Eugene Ewing	5,860	0	5,860	*
Robert A. Griffin	339,851	0	339,851	*
Neil Katchen	131,040	77,936	208,976	*
Charles Macaluso	30,106	23,000	53,106	*
John D. March	18,420	11,000	29,420	*
John O. Muse	318,083	63,300	381,383	*
Michael Rescoe	5,860	0	5,860	*
John F. Sterling	122,826	9,714	132,540	*
Michael Urbut	76,106	15,000	91,106	*
All executive officers and directors as a group (12 persons)	2,179,137	634,348	2,813,485	2.38%

*	Represents less than one percent of our common stock outstanding.
(1)	Represents options that are or will be vested and exercisable within 60 days of March 13, 2012.
(2)	Except as otherwise indicated in the column “Unexercised Plan Options” and footnote 1 and for unvested shares of restricted stock for which recipients have the right to vote but not dispositive power, the persons named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

Darling, through its wholly-owned subsidiary Griffin Industries, Inc., leases two real properties located in Butler, Kentucky and real properties located in each of Jackson, Mississippi and Henderson, Kentucky from Martom Properties, LLC, an entity owned in part by Martin W. Griffin, our Executive Vice President — Chief Operations Officer — Griffin Industries. The lease term for each of the Butler properties and the Jackson property is thirty years, and we have the right to renew such leases for two additional terms of ten years each. The annual rental payment for each of the Butler properties is $30,000 for the first five years of the lease term and is increased by the increase in the consumer price index every five years thereafter. The annual rental payment for the Jackson property is $221,715 for the first five years of the lease term and is increased by the increase in the consumer price index every five years thereafter. The lease term for the Henderson property is ten years, and we have the right to renew such lease for four additional terms of five years each. The annual rental payment for the Henderson property is $60,000 for the first five years of the lease term and is increased by the increase in the consumer price index every five years thereafter. Under the terms of each lease, we have a right of first offer and right of first refusal for each of the properties.

In connection with the Griffin transaction, during fiscal 2011 Darling and the former Griffin shareholders made an election as permitted under Section 338(h)(10) of the Code to increase the tax basis of Griffin’s tangible and intangible assets to the deemed purchase price of the assets at the time of the acquisition. As a result of the Section 338(h)(10) election and in accordance with the terms of the acquisition agreement, on June 20, 2011 the Company paid the former Griffin shareholders $13.8 million. The payment was made to a shareholder representative on behalf of all of the former Griffin shareholders. As former Griffin shareholders, Robert Griffin and Martin Griffin would have been entitled to a pro rata share of such payment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than ten percent of our common stock to file with the SEC various reports as to ownership of the common stock. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of the reports furnished to us, the aforesaid Section 16(a) filing requirements were met on a timely basis during fiscal 2011, except for the two instances described below. Due to an inadvertent error, a required Form 4 was not filed on a timely basis to report the sale in the Company’s secondary equity offering of shares to which beneficial ownership is attributed to Robert Griffin, an executive officer of the Company. In addition, due to the disruption caused by Hurricane Irene to the operations of the brokerage firm utilized by Neil Katchen, a required Form 4 was not filed on a timely basis to report the sale of shares by Mr. Katchen, an executive officer of the Company. In each such case, the reports were promptly filed after becoming aware of the transactions and the need to report them.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

Under the guidance of a written charter adopted by the Board, the audit committee oversees our management’s conduct of the financial reporting process on behalf of our Board. A copy of our audit committee charter can be found on our website at http//www.darlingii.com/investors.aspx. The audit committee also appoints the accounting firm to be retained to audit our company’s consolidated financial statements, and once retained, the accounting firm reports directly to the audit committee. The audit committee is responsible for approving both audit and non-audit services to be provided by the independent auditors.

Management is responsible for our company’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Our company’s independent auditors are responsible for auditing those consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews.

The audit committee met with management periodically during fiscal 2011 to consider the adequacy of our company’s internal controls, and discussed these matters and the overall scope and plans for the audit of our company with our independent auditors, KPMG LLP. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

The audit committee also discussed with senior management and KPMG LLP our company’s disclosure controls and procedures and the certifications by our Chief Executive Officer and Chief Financial Officer, which are required by the SEC under the Sarbanes-Oxley Act of 2002 for certain of our company’s filings with the SEC.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our company’s accounting principles and other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from our company and our management, including the matters in the written disclosures and letter which were received by the audit committee from the independent auditors as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and considered the compatibility of non-audit services with the auditor’s independence. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committee,” as amended.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

THE AUDIT COMMITTEE

Michael Urbut, Chairman
D. Eugene Ewing
John D. March
Michael Rescoe

PROPOSAL 2 — RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The audit committee has selected KPMG LLP to serve as our company’s independent auditors for the fiscal year ending December 29, 2012. KPMG LLP served as our company’s independent registered public accountants for fiscal year 2011 and reported on our company’s consolidated financial statements for that year. We are asking our stockholders to ratify our company’s selection of KPMG LLP as our independent registered public accountants at the Annual Meeting. Although ratification is not required by our amended and restated bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

In addition to performing the audit of our consolidated financial statements, KPMG LLP provided various other services during fiscal 2011 and 2010. The aggregate fees billed for fiscal 2011 and 2010 for each of the following categories of services are set forth below:

Audit Fees. The aggregate fees billed or to be billed for professional services rendered by KPMG LLP during the years ended December 31, 2011 and January 1, 2011 for the audit of our financial statements as well as for the audit of our internal controls over financial reporting required by the Sarbanes-Oxley Act of 2002 and the review of our interim financial statements for the years ended December 31, 2011 and January 1, 2011 were $2,109,000 and $2,000,000, respectively.

Audit-Related Fees. The aggregate fees billed or to be billed for professional services rendered by KPMG LLP during the years ended December 31, 2011 and January 1, 2011 were $214,000 and $416,000, respectively, for services related to the acquisition of Griffin Industries, Inc.

Tax Fees. KPMG LLP did not provide any professional services for tax compliance, tax advice or tax planning for the years ended December 31, 2011 and January 1, 2011.

All Other Fees. There were no fees billed for professional services rendered by KPMG LLP during the years ended December 31, 2011 and January 1, 2011 for services other than those described above as “Audit Fees” and “Audit-Related Fees”.

Pre-approval Policy

The audit committee is required to pre-approve the audit and non-audit services to be performed by the independent auditor in order to assure that the provision of these services does not impair the auditor’s independence.

All audit services, audit-related services, tax services and other services provided by KPMG LLP were pre-approved by the audit committee, which concluded that the provision of these services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions, and no services provided by KPMG LLP to us for the year ended December 31, 2011 were non-audit related services. The audit committee charter provides for pre-approval of any audit or non-audit services provided to us by our independent auditors. The audit committee may delegate to its chairman pre-approval authority with respect to all permitted audit and non-audit services, provided that any services pre-approved pursuant to this delegated authority will be presented to the full audit committee at a subsequent committee meeting.

Required Vote

Ratification of KPMG LLP as our company’s independent registered public accountant for the fiscal year ending December 29, 2012 requires the affirmative vote of a majority of the shares of the common stock entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal, and broker “non-votes” may be voted at the discretion of the broker holding the shares.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” Proposal 2.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosure. At our 2011 annual meeting, our stockholders supported an annual frequency for this advisory vote. As such, the Board has determined that our company will hold this advisory vote on the compensation of our named executive officers each year.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to reward the achievement of specific annual, long-term and strategic goals and to align executives’ interests with those of our stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement, beginning on page 17, for a more detailed discussion of our executive compensation program, including information about fiscal year 2011 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Accordingly, we will ask our stockholders to vote “FOR” adoption of the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Darling International Inc. approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K under the Securities Act and the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosure.”

Approval of the above resolution requires the affirmative vote of a majority of the shares of the common stock entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal, and broker “non-votes” may not be voted at the discretion of the broker holding the shares.

The say-on-pay vote is advisory and therefore not binding on our company, the compensation committee or the Board. However, the compensation committee and the Board value the opinions of our stockholders and will carefully consider the outcome of the vote and take into consideration any concerns raised by stockholders when determining future compensation arrangements.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” Proposal 3.

PROPOSAL 4 — APPROVAL OF THE 2012 OMNIBUS INCENTIVE PLAN

Introduction

The Compensation Committee of the Board of Directors (the “Committee”) and the Board of Directors unanimously adopted the 2012 Omnibus Incentive Plan (the “2012 Plan”) subject to the approval of our company’s stockholders. Currently, the Committee can authorize grants of stock options, stock-based stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance units, performance shares and cash based awards pursuant to the 2004 Omnibus Incentive Plan (the “2004 Plan”). The 2012 Plan, which will permit the Committee to authorize similar grants as under the 2004 Plan, will replace the 2004 Plan for future grants. The 2004 Plan expires in May 2014. At present, 1,071,544 shares remain available for new awards and 1,974,154 shares are subject to existing awards made under the 2004 Plan. In addition, awards under the 2012 Plan, including annual and long-term incentive awards paid to executive officers subject to Section 162(m) of the Code, can be designed to satisfy the requirements of Section 162(m). Awards currently outstanding under the 2004 Plan will continue to be governed by that plan.

The Committee and the Board of Directors have concluded that the adoption of the 2012 Plan is necessary and in the best interests of our company and its stockholders principally because of the significant increase in the size and complexity of our company during 2010 and 2011. In December 2010, our company acquired Griffin Industries, Inc. (the “Griffin Transaction”). Subsequently, in January 2011, a wholly-owned subsidiary of our company entered into a joint venture agreement with a wholly-owned subsidiary of Valero Energy Corporation (“Valero”) to form Diamond Green Diesel Holdings LLC (the “Joint Venture”). The Joint Venture is owned 50/50% with Valero and was formed to design, engineer, construct and operate a renewable diesel plant capable of producing approximately 9,300 barrels per day of renewable diesel in Norco, Louisiana (the “Facility”). The Facility is scheduled for completion in late 2012 or early 2013 and is expected to convert grease, primarily animal fats and used cooking oil supplied by our company, and potentially other feed stocks that become commercially viable, into renewable diesel. The Griffin Transaction substantially increased the number of employees of our company and the size, geographic scope and complexity of its operations, and the Joint Venture is expected to require management involvement and oversight of this material investment. The Committee and the Board concluded that it is necessary and desirable to adopt a new incentive compensation plan that increases the number of shares available for awards in order to ensure that sufficient award flexibility exists to continue to attract, motivate and retain the skilled personnel, directors and third party service providers required to manage our company with its expanded scope, complexity and operations.

Description of the Plan

The purpose of the 2012 Plan is to attract, retain and motivate employees, directors, and third party service providers of our company and its subsidiaries and to encourage them to have a financial interest in our company.

The 2012 Plan will become effective upon stockholder approval and will terminate ten years later unless sooner terminated.

A summary of the principal features of the 2012 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2012 Plan attached hereto as Annex A.

Plan and Participant Share Limits

The maximum number of shares of common stock issuable under the 2012 Plan is 10,000,000 shares, plus any shares that are available under the 1994 Employee Flexible Stock Option Plan and the Non-Employee Directors Stock Option Plan (both of which have been terminated with respect to new awards) and the 2004 Plan, as of the date of stockholder approval of the 2012 Plan and (i) that exceed the number of shares subject to outstanding awards under the 2004 Plan, the 1994 Employee Flexible Stock Option Plan and the Non-Employee Directors Stock Option Plan and (ii) that are subject to outstanding awards under the 2004 Plan, the 1994 Employee Flexible Stock Option Plan and the Non-Employee Directors Stock Option Plan and, for any reason, are not issued in settlement of such awards. Subject to the limit described in the previous sentence, the maximum number of shares that may be issued to non-employee directors is 1,200,000 shares. If the 2012 Plan is approved by our company’s stockholders, no additional awards will be made after the date of approval under the 2004 Plan.

Shares are counted against the authorization only to the extent they are actually issued. Thus, awards for shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall result in shares being again available for grant. Also, if the exercise price or tax withholding requirements of any award are satisfied by tendering shares to our company, or if an SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the 2012 Plan. The maximum number of shares will not be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares, or other stock-based awards.

The 2012 Plan also imposes annual per-participant award limits, starting with calendar year 2012. The maximum number of shares of common stock with respect to any awards denominated in shares that may be granted to any person in any calendar year is 275,000. The maximum aggregate grant to any person in any calendar year of cash-based awards is $4,250,000.

The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the exercise price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Committee to reflect a merger, amalgamation, statutory share exchange, consolidation, reorganization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure (other than normal cash dividends), or any similar corporate event or transaction and to prevent dilution or enlargement of participants’ rights under the Plan. The Committee may also make appropriate adjustment to awards under the Plan to reflect, or relate to, such changes and to modify any other terms of outstanding awards.

Administration

The Committee is responsible for administering the 2012 Plan and has the discretionary power to interpret the terms and intent of the 2012 Plan and any 2012 Plan related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, forms, instruments, and guidelines. Determinations of the Committee made under the 2012 Plan are final and binding. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors.

Eligibility

Employees, non-employee directors, and third party service providers of our company and its subsidiaries who are selected by the Committee are eligible to participate in the 2012 Plan.

Stock Options

The Committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the 2012 Plan. Eligibility for ISOs is limited to employees of our company and its subsidiaries. The exercise price for options and the term of any option is determined by the Committee at the time of the grant; provided, however that in the case of an ISO, the aggregate fair market value (determined as of the time of such grant) of the shares with respect to which such ISO is exercisable for the first time by a participant during any calendar year shall not exceed $100,000. Moreover, in respect to any stock option, the per-share exercise price of such stock option shall not be less than 100% of the fair market value of a share (or if the stock option is intended to qualify as an ISO and the recipient is a 10% stockholder, then not less than 110%) and the latest expiration date of such stock option is the tenth anniversary of the date of the grant (or if the stock option is intended to qualify as an ISO and the recipient is a 10% stockholder, then the fifth anniversary). Fair market value under the 2012 Plan is generally defined as the closing price of a share of common stock on the New York Stock Exchange (or if the shares are listed on another national securities exchange or quoted on the National Association of Securities Dealers

Automated Quotation System (“NASDAQ”), on such exchange or system), or if there was no trading of shares on such date, on the next preceding date on which there was trading in the shares. The exercise price is to be paid with cash or by other means approved by the Committee.

Stock Appreciation Rights

The Committee may grant SARs under the 2012 Plan either alone or in tandem with stock options. Upon exercise of an SAR, the holder will have a right to receive the difference between the fair market value of one share on the date of the exercise and the grant price as specified by the Committee on the date of such grant. The grant price, methods of exercise, and methods of settlement will be determined by the Committee; however, tandem SARs must be exercised by relinquishing the related portion of the tandem option.

Restricted Stock and Restricted Stock Units

The Committee may award restricted common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. A restricted stock unit award is an award denominated in shares of common stock which is credited to a notional account. The value of the account is transferred to the participant only after specified conditions are satisfied. A holder of restricted stock is entitled to voting rights and the right to receive dividends, whereas the holder of a restricted stock unit award has no voting rights or rights to receive dividends. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units. If the grant, lapse of restrictions or conditions applicable to an award of restricted stock or restricted stock units depends upon the achievement of performance goals over a performance period, the awards are referred to as “performance stock” or “performance units”, respectively.

Other Stock-Based Awards

The Committee may grant other equity-based or equity-related awards, referred to as “other stock-based awards” not otherwise described in the 2012 Plan. The terms and conditions of each other stock-based award shall be determined by the Committee.

Dividend Equivalents

Under the 2012 Plan, the Committee may grant participants dividend equivalents based on the dividends declared on shares that are subject to any award. Dividend equivalents will be credited as of dividend payment dates during the period between the date such award is granted and the date such award is exercised, vested, expired, credited or paid.

Non-Employee Director Awards

The Board or the Committee, under the 2012 Plan, may grant awards to non-employee directors as it shall determine, including awards granted in satisfaction of annual fees that are otherwise payable to such directors. As an element of annual non-employee director compensation, it is our company’s current policy that each non-employee director receives an annual grant of $60,000 in value of restricted stock on the fourth business day after we release our annual financial results.

Cash-Based Awards

The Committee may grant awards denominated in cash under the 2012 Plan in such amounts and subject to such terms and conditions as the Committee may determine.

Performance-Based Compensation

The Committee can design any award such that the amounts or shares payable or distributed are treated as “qualified performance based compensation” within the meaning of Section 162(m) of the Code and related regulations. Such awards will be earned only if performance goals over performance periods established by the Committee are met, and awards can only be granted, vested or paid if the Committee certifies in writing that such performance goals and any other material terms applicable to such performance period have been satisfied. The performance goals will be based upon one or more of the following performance measurements:

•	Net income (before or after taxes);

•	Earnings per share (before or after taxes, interest, depreciation and/or amortization);

•	Net sales growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity);

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Operating efficiency;

•	Customer satisfaction;

•	Working capital targets;

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

•	Account growth;

•	Service revenue; and

•	Capital expenditures.

No later than 90 days after the commencement of a performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed), the Committee shall establish in writing the performance goals, the performance measures, the method of computing compensation and the participants to which such performance goals apply. When establishing performance goals for any award to a covered employee, the Committee may include or exclude any of the following events: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; acquisitions or divestitures; foreign exchange gains or losses;

and other extraordinary items which must be described in our company’s audited financial statements and/or in the Management’s Discussion and Analysis section of our company’s annual report on Form 10-K.

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust these awards downward.

Termination of Employment

Each award agreement will specify the effect of a holder’s termination of employment with, or service for, our company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable. Such provisions will be determined in the Committee’s sole discretion.

Treatment of Awards upon a Change of Control

If there is a change of control of our company, unless the Committee otherwise determines (or unless prohibited by law), all time-vested equity awards vest and become exercisable and all performance-based awards vest and become exercisable and are considered earned based on target performance. Awards are to be paid out or distributed within thirty days of a change of control in cash, shares, other securities or any combination, as determined by the Committee, and shall be terminated as to any unexercised portion upon consummation of the change of control. However, if the award is denominated in shares, the amount distributed or paid will be the difference between the fair market value of the shares on the date of the change of control and, if applicable, the exercise price, grant price or unpaid purchase price as of the date of the change of control. With respect to any award of restricted stock, the applicable restrictions will lapse.

Under the 2012 Plan, a change in control is triggered if there is an acquisition of 30% or more of the outstanding shares or the voting power of the outstanding securities generally entitled to vote in the election of directors; with certain exceptions, individuals on the board on the date of effectiveness of the plan cease to constitute a majority of the board; there is consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event or sale to which our company is a party or a disposition of all or substantially all of our company’s assets, unless our company’s stockholders continue to own more than 50% of the outstanding voting securities; no person beneficially owns 30% or more of the outstanding securities of our company; and at least a majority of the members of the board of directors after such event were members of the board prior to the event, or there is a complete liquidation or dissolution of our company.

Amendment of Awards or Plan and Adjustment of Awards

The Committee may at any time alter, amend, modify, suspend, or terminate the 2012 Plan or any outstanding award in whole or in part. No amendment of the 2012 Plan will be made without stockholder approval if stockholder approval is required by law. No stock option, SAR, or analogous other stock-based award may be repriced, replaced or regranted through cancellation or by lowering the exercise price or grant price without stockholder approval. No amendment may adversely affect in any material way an award previously granted without written consent of the participant holding such award.

Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 2012 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2012 Plan, nor does it cover state, local, or non-U.S. taxes.

ISOs. ISOs granted under the 2012 Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.” An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal “alternative minimum tax,” which depends on the employee’s particular tax situation, does not apply and (ii) the employee is employed by our company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NQSO and will be subject to the rules set forth below under the caption “NQSOs and SARs.”

Further, if after exercising an ISO, an employee disposes of our common stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the common stock pursuant to the exercise of such ISO (the “applicable holding period”), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period – thereby making a “disqualifying disposition” – the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, income would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee’s ordinary income therefrom would be limited to the gain (if any) realized on the sale.

Our company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of our common stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, we generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

NQSOs and SARs. NQSOs granted under the 2012 Plan are options that do not qualify as ISOs. A participant who receives an NQSO or an SAR will not recognize any taxable income upon the grant of such NQSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value of the shares of our common stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the participant generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

A federal income tax deduction generally will be allowed to our company in an amount equal to the ordinary income included by the individual with respect to his or her NQSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to our company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Other Awards. With respect to other awards under the 2012 Plan that are settled either in cash or in shares of our common stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the common stock received.

With respect to awards under the 2012 Plan that are settled in shares of our common stock that are restricted as to transferability or subject to a substantial risk of forfeiture – absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of issuance of such shares pursuant to the award (a “Section 83(b) election”) – an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the issuance date, in an amount equal to the excess of the fair market value of the common stock as of that date over the price paid for such award, if any.

Our Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends and Dividend Equivalents. To the extent awards under the 2012 Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the 2012 Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

Change of Control. In general, if the total amount of payments to an individual that are contingent upon a change of control of our company (within the meaning of Section 280G of the Code), including payments under the 2012 Plan that vest upon a change of control, equals or exceeds three times the individual’s “base amount” (generally, such individual’s average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to us and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by our stockholders, we believe that stock options, SARs and awards designed as performance-based compensation granted under the 2012 Plan should qualify for the performance-based compensation exception to Section 162(m).

Requirements Regarding “Deferred Compensation. Certain of the awards under the 2012 Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a provision governing “non-qualified deferred compensation plans.” Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties. Generally, stock options and SARs settled in shares of our common stock with a per share exercise or grant price equal to the fair market value of a share of our common stock on the date of grant as well as restricted stock awards would not be subject to the requirements of Section 409A of the Code.

Required Vote

Approval of the 2012 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares of the common stock entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal, and broker “non-votes” may not be voted at the discretion of the broker holding the shares.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” Proposal 4.

OTHER MATTERS

Our management is not aware of any other matters to be presented for action at the Annual Meeting; however, if any matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on these matters.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers, trustees or other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your bank, broker, trustee or other nominee and direct a written request to Darling International Inc., Attn: Investor Relations, 251 O’Connor Ridge Boulevard, Suite 300, Irving, Texas 75038 or an oral request by telephone at (972) 717-0300. If any stockholders in your household wish to receive a separate copy of this Proxy Statement, they may call or write to Investor Relations and we will promptly provide additional copies. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their bank, broker, trustee or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this Proxy Statement, by going to the Investors page of our corporate website at www.darlingii.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated herein by reference.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to Darling International Inc., 251 O’Connor Ridge Boulevard, Suite 300, Irving, Texas 75038, Attn: Investor Relations or by telephone at (972) 717-0300, or by email to ir@darlingii.com; or from our proxy solicitor, Georgeson Inc., by telephone toll-free at 1-800-790-6795. Such information is also available from the SEC through the SEC website at the address provided above.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF THE COMPANY’S COMMON STOCK AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 28, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Our 2013 Annual Meeting Proxy Statement and Proxy Card

Any stockholder proposal to be considered by us for inclusion in our 2013 Proxy Statement and form of proxy card for next year’s Annual Meeting of Stockholders, expected to be held in May 2013, must be received by our Secretary at our principal executive offices located at 251 O’Connor Ridge Boulevard, Suite 300, Irving, Texas 75038, no earlier than January 8, 2013 (120 days prior to the first anniversary of the date of the 2012 Annual Meeting) and no later than February 7, 2013 (90 days prior to the first anniversary of the date of the 2012 Annual Meeting). To submit a stockholder proposal, a stockholder must be a stockholder of record of our company at the time of the above notice of proposal, must be entitled to vote at the 2013 Annual Meeting and must comply with the notice procedures set forth in our company’s bylaws. The SEC rules set forth standards as to what stockholder proposals are required to be included in a Proxy Statement.

By Order of the Board,

John F. Sterling
Secretary

Irving, Texas

March 28, 2012

ANNEX A

2012 Omnibus Incentive Plan

Darling International Inc.

Effective May 8, 2012

(continued)

DARLING INTERNATIONAL INC.

2012 OMNIBUS INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE, ELIGIBILITY

1.1     Establishment. Darling International Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes the 2012 Omnibus Incentive Plan (hereinafter referred to as the “Plan”) as set forth in this document. The Plan shall become effective upon shareholder approval (the “Effective Date”).

1.2     Purpose of the Plan. The purpose of the Plan is to attract, retain and motivate Employees, Directors, and Third Party Service Providers of the Company and its Subsidiaries and Affiliates and to encourage them to have a financial interest in the Company.

1.3     Awards. The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock (including Performance Stock), Restricted Stock Units (including Performance Units), Other-Stock Based Awards, Non-Employee Director Awards, Dividend Equivalents, and Cash-Based Awards. The Plan sets forth the performance goals and procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation.

1.4     Eligibility and Participation. Any Employee, Non-employee Director, or Third Party Service Provider is eligible to be designated a Participant. An individual shall become a “Participant” upon the grant of an Award. Each Award shall be evidenced by an Award Agreement. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 2

DEFINITIONS

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1     “Affiliate” means any corporation or other entity, whether domestic or foreign, in which a Person has or obtains directly or indirectly the ability to vote to seat a majority of the board of directors or comparable governing body; provided, however, to the extent that Awards must cover “service recipient stock” in order to comply with Section 409A of the Code, “Affiliate” shall be limited to those entities which could qualify as an “eligible issuer” under Section 409A of the Code. A Person that attains the status of Affiliate on a date after the Effective Date shall be considered an Affiliate commencing as of such date.

2.2     “Annual Award Limit” shall have the meaning set forth in Section 4.3.

2.3     “Award” means, individually or collectively, any Stock Option, Stock Appreciation Right, Restricted Stock (including any Performance Stock), Restricted Stock Unit (including any Performance Unit), Dividend Equivalent, Cash-Based Award, Other Stock-Based Award or Non-employee Director Award that is granted under the Plan.

2.4     “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6     “Board of Directors” means the Board of Directors of the Company.

2.7    “Cash-Based Award” means any right granted under Article 11.

2.8    “Change of Control” means the occurrence of any of the following events:

(a) Any Person becomes the Beneficial Owner of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.8, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, including without limitation, a public offering of securities; (ii) any acquisition by the Company or any of its Subsidiaries or Affiliates; (iii) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries or Affiliates; or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii), and (iii) of Section 2.8(c).

(b) Individuals who constitute the Board of Directors as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election to the Board of Directors, or nomination for election by one or more of the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of any Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c) Consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 2.8(b)) at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.9    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.10    “Committee” means the compensation committee of the Board of Directors, or any other committee designated by the Board of Directors to administer this Plan. To the extent applicable, the Committee shall have at least two members, each of whom shall be (a) a person defined as a “non-employee director” in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, (b) an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and (c) an “independent director” within the meaning of the listing requirements of any exchange on which the Company is listed.

2.11    “Company” means Darling International Inc., a Delaware corporation, and any successor thereto.

2.12    “Covered Employee” means for any Plan Year, a Participant designated by the Company as a potential “covered employee,” as such term is defined in Section 162(m) of the Code and the regulations promulgated thereunder, or any successor statute.

2.13    “Director” means any individual who is a member of the Board of Directors of the Company.

2.14    “Dividend Equivalent” means any right granted under Article 9.

2.15    “Effective Date” has the meaning set forth in Section 1.1.

2.16    “Employee” means any employee of the Company, a Subsidiary or an Affiliate.

2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.18    “Extraordinary Items” means (a) extraordinary, unusual, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; (d) the effect of a merger or acquisition; (e) the effects of ASC 715; or (f) the effects of ASC 815: all of which must be identified in the audited financial statements, including footnotes, or Management’s Discussion and Analysis section of the Company’s annual report on Form 10-K, as promulgated under the regulations of the Securities and Exchange Commission.

2.19    “Fair Market Value” means the (i) closing price of a Share on the New York Stock Exchange (or if the Shares are listed on another national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), on such exchange or system), or if there was no trading of Shares on such date, on the next preceding date on which there was trading in the Shares, (ii) if the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the bid and asked prices for the Shares in such over-the-counter market on such date, or if there was no trading of Shares on such date, on the next preceding date on which there was trading in the Shares, or (iii) if Shares are not then listed on a national exchange or NASDAQ or traded on an over-the-counter market, such value as the Committee in its sole discretion establishes for purposes of granting Awards under the Plan.

2.20    “Incentive Stock Option” means a Stock Option to purchase Shares granted under Article 5 to an Employee and that is designated as an “incentive stock option” and that is intended to meet the requirements of Code Section 422, as it may be amended or modified.

2.21    “Non-Employee Director” means a Director who is not an Employee.

2.22    “Non-Employee Director Award” means any Award granted to a Non-Employee Director under Article 10.

2.23    “Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.24    “Option Price” means the purchase price per Share subject to a Stock Option, as determined pursuant to Article 5 of the Plan.

2.25    “Other Stock-Based Award” means any right granted under Article 8.

2.26    “Participant” means any eligible person as set forth in Section 1.4 to whom an Award is granted.

2.27    “Performance-Based Compensation” means compensation under an Award that is intended to constitute “qualified performance based compensation” within the meaning of the regulations promulgated under Section 162(m) of the Code or any successor provision.

2.28    “Performance Measures” means measures as described in Section 12.1 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.29    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.30    “Performance Stock” means a Share of Restricted Stock as described in Section 7.3.

2.31    “Performance Unit” means a Restricted Stock Unit as described in Section 7.3.

2.32    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.33    “Plan” means the Darling International Inc. 2012 Omnibus Incentive Plan.

2.34    “Plan Year” means the Company’s fiscal year, which is the 52/53 week fiscal year ending on the Saturday nearest to December 31.

2.35    “Prior Plans” means the Company’s 1994 Employee Flexible Stock Option Plan, Non-Employee Directors Stock Option Plan and 2004 Omnibus Incentive Plan.

2.36    “Restricted Stock” means any Share granted under Article 7.

2.37    “Restricted Stock Unit” means any right granted under Article 7.

2.38    “Restriction Period” means the period during which Restricted Stock awarded under Article 7 of the Plan is subject to forfeiture.

2.39    “Share” means a share of common stock of the Company, $0.01 par value per share.

2.40    “Stock Appreciation Right” means any right granted under Article 6.

2.41    “Stock Option” means any right granted under Article 5.

2.42    “Subsidiary” means any corporation, partnership, limited liability company or other entity, whether domestic or foreign, of which the Company owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests generally entitled to vote in the election of directors (as determined in a manner consistent with Section 409A of the Code).

2.43    “Ten Percent Shareholder” means a Person who owns (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company generally entitled to vote in the election of directors, its “parent corporation” or any “subsidiary corporation” (as such terms are defined in Section 424 of the Code).

2.44    “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE 3

ADMINISTRATION

3.1    General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan.

3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to (a) interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan; (b) determine eligibility for Awards; and (c) adopt such rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. The Committee’s authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Section 14.3, adopting modifications and amendments to any Award Agreement. Notwithstanding anything in this Section to the contrary, the Board of Directors is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under the Plan. All actions taken and all interpretations and determinations made by the Committee or by the Board of Directors, as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.3    Advisors. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.

3.4    Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries or Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided, however, that the Committee shall not delegate to officers of the Company the power to make grants of Awards to officers of the Company or any of its Subsidiaries or Affiliates.

ARTICLE 4

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1    Number of Shares Available for Awards.

(a) General. Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 10,000,000 Shares, plus any Shares that are available under the Prior Plans as of the Effective Date and (i) that exceed the number of Shares subject to outstanding awards under the Prior Plans and (ii) that are subject to outstanding awards under the Prior Plans and, for any reason, are not issued in settlement of such awards under the Prior Plans. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(b) Non-Employee Director Awards. Subject to the limit set forth in Section 4.1(a), the maximum number of Shares that may be issued to Non-Employee Directors shall be 1,200,000 Shares.

4.2    Share Usage.

(a) General. Shares shall be charged against the total number of Shares available for Awards and the Annual Award Limits on the date of grant to the extent such Awards are denominated in Shares and on the date of settlement for any other Award which is settled in Shares; provided, however, that in the case of a Stock Appreciation Right granted in tandem with a Stock Option, only the number of Shares subject to the Stock Option shall be counted.

(b) Awards Not Settled in Shares. If all or a portion of an Award denominated in Shares is not settled in Shares, such Shares that are not actually issued and delivered to a Participant (or, if permitted by the Committee, to a Participant’s designated transferee) shall not be counted against the total number of Shares available for Awards but shall continue to be counted for purposes of the Annual Award Limits.

(c) Cancelled/Forfeited Awards. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under the Plan.

(d) Stock Options. To the extent the Committee permits the exercise price of any Stock Option (or related tax withholding) to be satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(e) Dividends or Dividend Equivalents. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents paid in respect of Awards made under the Plan that are settled or reinvested in Shares or additional Awards.

(f) Corporate Transactions. If the Committee authorizes the issuance or assumption under this Plan of awards granted under another plan in connection with any merger, amalgamation, statutory share exchange, consolidation, acquisition of property or stock, or reorganization, such authorization shall not reduce the maximum number of Shares available for issuance under this Plan; provided, however, that if any of the assumed awards are Incentive Stock Options such assumed Incentive Stock Options shall reduce the maximum number of Shares that may be issued pursuant to the exercise of an Incentive Stock Option.

4.3    Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee is not intended to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and collectively, “Annual Award Limits”) shall apply to grants of Awards under the Plan:

(a) Awards Denominated in Shares. The maximum number of Shares with respect to which Awards denominated in Shares are granted to any Participant in any Plan Year shall be two-hundred seventy-five thousand (275,000) Shares in the aggregate for all such Awards.

(b) Awards Denominated in Cash. The maximum amount of Cash with respect to which Awards denominated in Cash that are granted to any Participant in any Plan Year shall be four million, two-hundred fifty thousand dollars ($4,250,000) in the aggregate for all such Awards.

4.4    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, amalgamation, statutory share exchange, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than normal cash dividends) of the Company, or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the exercise price or grant price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

The Committee may authorize the issuance or assumption of awards granted under another plan in connection with any merger, amalgamation, statutory share exchange, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate.

ARTICLE 5

STOCK OPTIONS

5.1    Grant of Stock Options. The Committee is hereby authorized to grant Stock Options to Participants. Each Stock Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 5 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Stock Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options. Pursuant to Section 6.1, Stock Options may be granted in tandem with Stock Appreciation Rights. Neither the Committee, the Company, any of its Subsidiaries or Affiliates, nor any of their employees and representatives shall be liable to any Participant or to any other Person if it is determined that a Stock Option (or any portion thereof) intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Each Stock Option shall be evidenced by an Award Agreement which shall state the number of Shares covered by such Option and the Option Price per Share subject to such Option. Such Award Agreement shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

5.2    Stock Option Terms. The Option Price shall be determined by the Committee at the time of grant; provided, however, subject to Section 5.7, the Option Price shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

5.3    Stock Option Term. The term of each Stock Option shall be determined by the Committee at the time of grant; provided, however, subject to Section 5.7, in no event shall such term be greater than ten (10) years.

5.4    Time of Exercise. Except as otherwise provided in an Award Agreement, Stock Options may be exercised for all, or from time to time any part, of the Shares for which they are then exercisable, and Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. For purposes of this Article 5, the exercise date of a Stock Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company, in each case pursuant to Section 5.5 and Section 15.3 hereof.

5.5    Method of Exercise. Except as otherwise provided in an Award Agreement, Stock Options granted under this Article 5 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Stock Option is to be exercised. The aggregate Option Price for the Shares as to which a Stock Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (a) in cash, (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above) or (d) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of a Stock Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may also designate other acceptable forms of payment, in its complete discretion.

5.6    Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and of any parent corporation or subsidiary corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an “incentive stock option” as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded; provided, however, to the extent any Stock Option (or portion thereof) granted as an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Stock Option (or portion thereof) shall be treated as a Nonqualified Stock Option.

5.7    Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. The Option Price of an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option granted to a Ten Percent Shareholder may be exercised later than five (5) years after the date it is granted.

5.8    Performance Goals. The Committee may condition the grant of Stock Options or the vesting of Stock Options upon the Participant’s achievement of one or more performance goal(s) (including the Participant’s provision of Services for a designated time period), as specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Stock Option to such Participant or the Stock Option shall not vest, as applicable.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1    Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option at the same time such Stock Option is granted (a “Tandem SAR”). Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. The payment in respect of such Stock Appreciation Right may be in the form of cash, Shares, or any combination thereof, as the Committee shall determine in its sole discretion.

6.2    Terms of Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than ten (10) years from the date of grant.

6.3    Tandem Stock Appreciation Rights and Stock Options. A Tandem SAR shall be exercisable only to the extent that the related Stock Option is exercisable and shall expire no later than the expiration of the related Stock Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Stock Option (and, when a Share is purchased under the related Stock Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1    Grant of Restricted Stock or Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants. Each Restricted Stock Unit shall represent one Share. Restricted Stock Units shall be credited to a notional account maintained by the Company. No Shares are actually awarded to the Participant in respect of Restricted Stock Units on the date of grant. Restricted Stock and

Restricted Stock Units shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

7.2    Terms of Restricted Stock or Restricted Stock Unit Awards. Each Award Agreement evidencing a Restricted Stock or Restricted Stock Unit grant shall specify the period(s) of restriction or vesting terms, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, settlement dates, and such other provisions as the Committee shall determine. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed unless otherwise necessary or advisable under applicable law and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

7.3    Performance Stock or Performance Units. Restricted Stock and Restricted Stock Units, the grant of which or lapse of restrictions of which is based upon the achievement of performance goals over a performance period, shall be referred to as “Performance Stock” and “Performance Units,” respectively. If the Participant fails to achieve the specified performance goals, the Committee shall not grant the Performance Stock or Performance Units to such Participant or the Participant shall forfeit the Award of Performance Stock or Performance Units to the Company, as applicable.

7.4    Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, Participants shall have none of the rights of a stockholder of the Company with respect to Restricted Stock until the end of the Restricted Period or with respect to Restricted Stock Units; provided, that, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights and receive dividends with respect to Restricted Stock during the Restriction Period. Dividends shall be paid to Participants at the same time that other stockholders of the Company receive such dividends. Participants holding Restricted Stock Units shall have no voting rights and shall not have the right to receive dividends with respect to any Restricted Stock Units granted hereunder.

7.5    Section 83(b) Election. The Committee may permit Participants to make elections pursuant to Section 83(b) of the Code with respect to Awards of Restricted Stock, or the Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 8

OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual Shares to Participants or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Each Other Stock-Based Award shall be expressed in terms of Shares or units or an equivalent measurement based on Shares, as determined by the Committee.

ARTICLE 9

DIVIDEND EQUIVALENTS

The Committee is hereby authorized to grant to Participants Dividend Equivalents based on the dividends declared on Shares that are subject to any Award. Dividend Equivalents shall be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid. Such Dividend Equivalents shall be converted to cash, Shares or additional Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Dividend Equivalents granted with respect to any Stock Option or Stock Appreciation Right may be payable regardless of whether such Stock Option or Stock Appreciation Right is subsequently exercised.

ARTICLE 10

NON-EMPLOYEE DIRECTOR AWARDS

The Board of Directors or the Committee is hereby authorized to grant Awards to Non-Employee Directors, as it shall from time to time determine, including Awards granted in satisfaction of annual fees that are otherwise payable to Non-Employee Directors.

ARTICLE 11

CASH-BASED AWARDS

The Committee is hereby authorized to grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards shall be referred to as “Cash-Based Awards.” Each such Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

ARTICLE 12

PERFORMANCE-BASED COMPENSATION

The Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as “qualified performance based compensation” within the meaning of Section 162(m) of the Code and related regulations.

12.1    Performance Measures. The granting, vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of performance goals based on one or more of the following Performance Measures: (a) net income (before or after taxes); (b) earnings per Share before or after taxes, interest, depreciation, and/or amortization; (c) net sales growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (g) gross or operating margins; (h) productivity ratios; (i) Share price (including, but not limited to, growth measures and total shareholder return); (j) expense targets; (k) operating efficiency; (l) customer satisfaction; (m) working capital targets; (n) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (o) account growth; (p) service revenue; and (q) capital expenditures.

Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof against any goal, including past performance, or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. Subject to Section 162(m) of the Code, the Committee may adjust the performance goals (including to prorate goals and payments for a partial Plan Year) in the event of the following occurrences: (A) non-recurring events, including divestitures, spin-

offs, or changes in accounting standards or policies; (B) mergers and acquisitions; and (C) financing transactions, including selling accounts receivable.

12.2    Establishment of Performance Goals for Covered Employees. No later than ninety (90) days after the commencement of a Performance Period (but in no event after twenty-five percent (25%) of such Performance Period has elapsed), the Committee shall establish in writing: (a) the Performance Measures applicable to the performance period; (b) the Performance Measures to be used to measure the performance goals in terms of an objective formula or standard; (c) the method for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (d) the Participants or class of Participants to which such performance goals apply. The outcome of such performance goals must be substantially uncertain when the Committee establishes the goals.

12.3    Permitted Exclusions/Inclusions. When establishing the performance goals, the Committee may provide in any Award to a Covered Employee that the evaluation of performance goals may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) acquisitions or divestitures; (f) foreign exchange gains and losses; and (g) Extraordinary Items.

12.4    Adjustment of Performance-Based Compensation. Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.5    Certification of Performance. No Award designed to qualify as Performance-Based Compensation shall be granted, vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

12.6    Reapproval of Performance Measures. Performance Measures listed in Section 12.1 may not be used in designing Awards intended to qualify as performance-based compensation after the first shareholder meeting that occurs in the fifth (5th) year following the year in which shareholder approval is first approved (or previously approved pursuant to this Section 12.6), unless shareholder approval of such Performance Measures is again obtained or applicable tax or securities laws change to provide otherwise.

ARTICLE 13

CHANGE OF CONTROL

Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a)    Time Vested Awards. Awards, the vesting of which depends upon a participant’s continuation of service for a period of time, shall become fully vested and exercisable immediately prior to the consummation of the Change of Control; shall be distributed or paid to the participant not later than thirty (30) days following the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall terminate as to any unexercised portion upon consummation of the Change of Control; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference (if any) between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the Option Price, grant price or unpaid purchase price as of the date of the Change of Control; and

(b)    Performance-Based Awards. Awards, the vesting of which is based on achievement of performance criteria over a performance period, shall become fully vested and exercisable immediately prior to the consummation of the Change of Control; shall be deemed earned based on the target performance being automatically attained for the performance period in which the Change of Control occurs; shall be distributed or paid to the participant no later than thirty (30) days following the date of the Change of Control pro rata based on the portion of the performance period elapsed on the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate and shall terminate as to any unexercised portion upon consummation; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference (if any) between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the Option Price, grant price or unpaid purchase price as of the date of the Change of Control (for the avoidance of doubt, with respect to any Award of Restricted Stock, the applicable restrictions shall lapse).

ARTICLE 14

DURATION, AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

14.1    Duration of the Plan. Unless sooner terminated as provided in Section 14.2, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

14.2    Amendment, Modification, Suspension, and Termination of Plan. The Board of Directors may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan, in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, (a) Stock Options or Stock Appreciation Rights and any Other Stock Based Award that is not a Full Value Award which is issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price or grant price of a previously granted Award, (b) no such action shall increase the number of Shares available under the Plan (other than an increase permitted under Article 4) absent shareholder approval and (c) no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule; provided, further, that the Committee may amend the Plan without such shareholder approval in a manner it deems necessary to comply with applicable laws, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). After the Plan is terminated in accordance with this Section 14.2, no Award may be granted but any Award previously granted shall remain outstanding in accordance with the terms and conditions of the Plan and the Award.

14.3    Amendment, Modification, Suspension, and Termination of Awards and Award Agreements. The Committee shall have the authority at any time and from time to time, to alter, amend, modify, suspend or terminate the terms and conditions of any Award or Award Agreement; provided, however, that no such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award; provided, further, that the Committee may amend any Award or any Award Agreement without such consent of the Participant in a manner it deems necessary to comply with applicable laws, including without limitation, the Dodd-Frank Act.

14.4    Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the limitations in Section 12.4 related to other Performance-Based Compensation, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

ARTICLE 15

GENERAL PROVISIONS

15.1    Settlement of Awards; No Fractional Shares. Each Award Agreement shall establish the form in which the Award shall be settled. Awards (other than Stock Options and Restricted Stock) may be settled in cash, Shares, other securities, additional Awards or any combination, regardless of whether such Awards are originally denominated in cash or Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

15.2    Tax Withholding. The Company shall have the power and the right to deduct or withhold from any amount or property deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

15.3    Share Withholding. With respect to withholding required upon the exercise of Stock Options or Stock Appreciation Rights, upon the lapse of restrictions on or vesting of Restricted Stock and Restricted Stock Units, upon the achievement of performance goals related to Performance Stock and Performance Units, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

15.4    No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their directors, employees or representatives shall have any liability to a Participant with respect thereto.

15.5    Transferability of Awards. Each Incentive Stock Option granted hereunder and, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, each other Award granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and any attempt to enforce such a purported sale, transfer, pledge, alienation or hypothecation shall be void and unenforceable against the Company or any Affiliate. Should the Committee permit transferability of an Award, it may do so on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Any permitted transfer of an Award shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. An Incentive Stock Option may be exercised by a Participant only during his or her lifetime. Unless transferability is permitted, Nonqualified Stock Options and Stock Appreciation Rights may be exercised by a Participant only during his or her lifetime. If the Committee permits any Nonqualified Stock Option or Stock Appreciation Right to be transferred, references in the Plan to the exercise of a Stock Option or Stock Appreciation Right by the Participant or payment of any amount to the Participant shall be deemed to include the Participant’s transferee.

15.6    Termination of Service; Forfeiture Events.

(a) Termination of Service. Each Award Agreement shall specify the effect of a Participant’s termination of service with the Company and any of its Subsidiaries or Affiliates, including specifically whether the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in addition to the effect on any otherwise applicable vesting or performance conditions of an Award. Such provisions shall be determined in the Committee’s sole discretion, need not be uniform and may reflect distinctions based on the reasons for termination.

(b) Forfeiture Events. An Award Agreement may also specify other events that may cause a Participant’s rights, payments and benefits with respect to an Award to be subject to reduction, cancellation, forfeiture, or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an Award.

15.7    Deferrals. Subject to Article 16, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of any Award.

15.8    Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

15.9    Share Certificates. If an Award provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange or any stock exchange on which the Shares are admitted to trading or listed. Shares issued in connection with Awards of Restricted Stock may, to the extent deemed appropriate by the Committee, be retained in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse.

15.10    Compliance with Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, the New York Stock Exchange or stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)    Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 15.10 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 15.8. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, its Subsidiaries and Affiliates, and all of their directors, employees and representatives of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.11    Rights as a Shareholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.12    Awards to Non-U.S. Employees. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)     Determine which Subsidiaries or Affiliates shall be covered by the Plan;

(b)     Determine which Employees, Directors and Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)     Modify the terms and conditions of any Award granted to Employees, Directors and Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.12 by the Committee shall be attached to this Plan document as appendices; and

(e)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

15.13    No Right to Continued Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Affiliates to terminate any Participant’s employment or service at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither any Award nor any benefits arising under the Plan shall constitute an employment or consulting contract with the Company or any of its Subsidiaries or Affiliates and, accordingly, subject to Article 14 the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors or Committee, as applicable, without giving rise to any liability on the part of the Company or any of its Subsidiaries or Affiliates or their respective directors, employees or representatives.

15.14    Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, amounts due under the Plan remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

15.15    Other Compensation Plans or Arrangements. The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

15.16    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.17    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.18    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or its directors, employees or representatives, on the one hand, and any Participant, beneficiary, legal representative, or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments from the Company or any of its Subsidiaries or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.19    Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

15.20    No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or any Subsidiary’s or Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, amalgamate, participate in a statutory share exchange or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company or any Subsidiary or Affiliate to take any action which such entity deems to be necessary or appropriate.

15.21    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

15.22    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

15.23    Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering or operating the Plan. The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third-party administrator or any Person who obtains control of the Company or acquires the Company, or may acquire control of or an interest in the Company, a Subsidiary or an Affiliate.

ARTICLE 16

COMPLIANCE WITH SECTION 409A OF THE CODE AND SECTION 457A OF THE CODE

16.1    General. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, but shall not be required to, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award.

16.2    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable within 90 days thereafter, but in no event later than the end of the applicable taxable year.

16.3    Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

16.4    Section 457A. In the event any Award is subject to Section 457A of the Code (“Section 457A”), the Committee may, in its sole discretion and without a Participant’s prior consent, but shall not be required to, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 457A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 8, 2012.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/DAR • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
+
01 - Randall C. Stuewe	☐	☐	☐	02 - O. Thomas Albrecht	☐	☐	☐	03 - D. Eugene Ewing	☐	☐	☐

04 - Charles Macaluso	☐	☐	☐	05 - John D. March	☐	☐	☐	06 - Michael Rescoe	☐	☐	☐

07- Michael Urbut	☐	☐	☐
				For Against Abstain						For Against Abstain

2. Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012.				☐ ☐ ☐		3. Advisory vote to approve named executive officer compensation.				☐ ☐ ☐

4. Proposal to approve the 2012 Omnibus Incentive Plan.				☐ ☐ ☐		5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON 05/8/12 FOR DARLING INTERNATIONAL INC. THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.ENVISIONREPORTS.COM/DAR

PROXY STATEMENT AND ANNUAL REPORT

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Darling International Inc.

Proxy for Annual Meeting of Stockholders

MAY 8, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of DARLING INTERNATIONAL INC., a Delaware corporation (the “Company”), does hereby constitute and appoint John F. Sterling and Brad Phillips, or either one of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Rosewood Crescent Hotel at 400 Crescent Court, Dallas, Texas 75201, on May 8, 2012 at 10:00 a.m., local time, and at any and all adjournments and postponements thereof (the “Annual Meeting”), on all matters that may come before such Annual Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The undersigned hereby revokes all previous Proxies.

Important notice regarding the availability of proxy materials for the Annual Meeting:

The Notice and Proxy Statement and 2011 Annual Report are available at www.envisionreports.com/DAR

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)